Prospectus Supplement dated May 30, 2007 (to Prospectus dated May 25, 2007)

$307,002,000
(Approximate)

Alliance Bancorp
Servicer and Sponsor

Alliance Securities Corp.
Depositor

Alliance Bancorp Trust 2007-OA1
Issuing Entity
Mortgage Backed Pass-Through Certificates, Series 2007-OA1

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

The Issuing Entity

The issuing entity will be a trust consisting of a pool of adjustable-rate, first-lien, one-to-four family residential mortgage loans which may be subject to negative amortization.

The issuing entity will issue fifteen classes of certificates, twelve of which are offered under this prospectus supplement.

Credit Enhancement

The offered certificates will have credit enhancement in the form of excess interest, overcollateralization and subordination of certain classes of certificates.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering of the offered certificates will be approximately 99.14% of the aggregate certificate principal balance of the offered certificates, less expenses estimated to be approximately $550,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Barclays Capital Inc.
The date of this Prospectus Supplement is May 30, 2007.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this prospectus supplement, which describes the specific terms of this series of certificates.

The Depositor’s principal offices are located at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005 and its phone number is (650) 952-1000.

Table of Contents

Prospectus Supplement
SUMMARY OF PROSPECTUS SUPPLEMENT
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR AND THE SERVICER
PERMITTED INVESTMENTS
YIELD ON THE CERTIFICATES
DESCRIPTION OF THE CERTIFICATES
POOLING AND SERVICING AGREEMENT
SERVICING OF MORTGAGE LOANS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAX CONSEQUENCES
METHOD OF DISTRIBUTION
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
AVAILABLE INFORMATION
PERIODIC REPORTS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY
ANNEX I
ANNEX II

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Alliance Bancorp Trust 2007-OA1.
Title of Series	Alliance Securities Corp., Mortgage Backed Pass-Through Certificates, Series 2007-OA1.
Cut-off Date	May 1, 2007.
Closing Date	May 30, 2007.
Mortgage Loans	The mortgage loans will be adjustable-rate, first-lien, one-to-four family residential mortgage loans which may be subject to negative amortization.
Depositor	Alliance Securities Corp., an affiliate of Alliance Bancorp.
Sponsor	Alliance Bancorp.
Servicer	Alliance Bancorp.
Subservicer and Backup Servicer	GMAC Mortgage, LLC.
Securities Administrator	Wells Fargo Bank, N.A.
Master Servicer	Wells Fargo Bank, N.A.
Trustee	Deutsche Bank National Trust Company.
Custodian	Deutsche Bank National Trust Company.
Distribution Date	Distributions on the offered certificates will be made on the 25th day of each month or, if the 25th day is not a business day, on the next business day, beginning in June 2007.
Offered Certificates	The classes of offered certificates and their pass-through rates and certificate principal balances are set forth in the table below.

Offered Certificates
Class	Pass-Through Rate	Initial Certificate Principal Balance	Initial Rating (S&P/Moody’s)	Designation
Class A Certificates:
A-1	Adjustable Rate	$152,894,000	AAA/Aaa	Super Senior/Adjustable Rate
A-2	Adjustable Rate	$63,706,000	AAA/Aaa	Mezzanine Senior /Adjustable Rate
A-3	Adjustable Rate	$38,224,000	AAA/Aaa	Junior Senior/ Adjustable Rate
Total Class A Certificates:		$254,824,000
Class M Certificates:
M-1	Adjustable Rate	$19,307,000	AA+/Aaa	Mezzanine/Adjustable Rate
M-2	Adjustable Rate	$11,170,000	AA/Aa1	Mezzanine/Adjustable Rate
M-3	Adjustable Rate	$3,191,000	AA-/Aa1	Mezzanine/Adjustable Rate
M-4	Adjustable Rate	$5,106,000	A+/Aa2	Mezzanine/Adjustable Rate
M-5	Adjustable Rate	$3,032,000	A/Aa3	Mezzanine/Adjustable Rate
M-6	Adjustable Rate	$2,074,000	A-/A1	Mezzanine/Adjustable Rate
M-7	Adjustable Rate	$3,032,000	BBB+/A2	Mezzanine/Adjustable Rate
M-8	Adjustable Rate	$2,074,000	BBB/A3	Mezzanine/Adjustable Rate
M-9	Adjustable Rate	$3,192,000	BBB-/Baa1	Mezzanine/Adjustable Rate
Total Class M Certificates:		$52,178,000
Total offered certificates:		$307,002,000

Other Information:

Class A Certificates and Class M Certificates:

The pass-through rate on the Class A Certificates and Class M Certificates will be equal to the lesser of:

(1)	one-month LIBOR plus the related certificate margin set forth below; and

(2)	a per annum rate equal to the available funds cap rate as described in this prospectus supplement.

Certificate Margin

Class	(1)	(2)
A-1	0.240%	0.480%
A-2	0.280%	0.560%
A-3	0.410%	0.820%
M-1	0.550%	0.825%
M-2	0.650%	0.975%
M-3	1.000%	1.500%
M-4	1.150%	1.725%
M-5	1.500%	2.250%
M-6	1.500%	2.250%
M-7	1.500%	2.250%
M-8	1.500%	2.250%
M-9	1.500%	2.250%
______
(1)	Initially.
(2)	On and after the step-up date as described in this prospectus supplement.

The Issuing Entity

The certificates will be issued by Alliance Bancorp Trust 2007-OA1, a New York common law trust, pursuant to a pooling and servicing agreement dated as of May 1, 2007 among the depositor, the securities administrator, the master servicer, the servicer, the back-up servicer and the trustee. On the closing date, the depositor will deposit the mortgage loans into the issuing entity. Alliance Bancorp Trust 2007-OA1 will issue fifteen classes of certificates, twelve of which are offered by this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the issuing entity. Distributions of interest and/or principal on the offered certificates will be made only from payments received from the issuing entity as described below.

The Class CE, Class R-X, and Class R Certificates are not offered by this prospectus supplement and will initially be retained by the sponsor or one of its affiliates.

See “Description of the Certificates” in this prospectus supplement.

The Mortgage Loans

The trust will initially contain approximately 777 adjustable-rate, first-lien, one-to-four family residential mortgage loans, which may be subject to negative amortization, secured by first liens on one- to four-family residential real properties. The mortgage loans have an aggregate principal balance of approximately $319,128,991 as of the cut-off date.

All of the mortgage loans have an initial fixed-rate period of one month. The index for substantially all of the mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on all of the mortgage loans will adjust monthly (after an initial fixed-rate period), the minimum monthly payment on each such mortgage loan generally will only adjust annually while the mortgage loans will generally not begin to adjust for a period between one and five years. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of negative amortization. See “The Mortgage Pool” in this prospectus supplement.

The interest rate on each mortgage loan will be adjusted monthly, after an initial fixed-rate period, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached to and is part of this prospectus supplement. The related index is as described under “The Mortgage Pool—Index on the Mortgage Loans” in this prospectus supplement.

The following table summarizes the approximate characteristics of all of the mortgage loans as of the cut-off date:

Range of current mortgage rates (approximate):	7.625% to 10.250%
Weighted average current mortgage rate (approximate):	8.898%
Weighted average remaining term to stated maturity (approximate):	357 months
Range of outstanding principal balances (approximate):	$52,000 to $1,511,568
Average outstanding principal balance (approximate):	$410,719
Range of original loan-to-value ratios (approximate):	31.21% to 95.00%
Weighted average of original loan-to-value ratios (approximate):	78.51%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and any exceptions, the mortgage loans. If the trustee has actual knowledge that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, either repurchase such mortgage loan or provide the trustee with a substitute mortgage loan (if within two years of the closing date); provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

The Class A Certificates and Class M Certificates

Priority of Distributions. In general, on any distribution date, funds constituting the interest funds and available for distribution from payments and other amounts received on the mortgage loans after the payment of certain fees and expenses will be distributed in the following order:

Interest Distributions

first, to pay current interest and any previously unpaid interest, concurrently and pro rata, on the Class A Certificates; and

second, to pay current interest, sequentially, on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order of priority.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class’ share of (i) net deferred interest on the mortgage loans for that distribution date, (ii) prepayment interest shortfalls on the mortgage loans not covered by compensating interest paid by the subservicer servicer or the master servicer and (iii) interest shortfalls on the mortgage loans as a result of the application of the Servicemembers Civil Relief Act or similar state or local laws.

Principal Distributions

Amounts constituting the principal distribution amount will be used to pay principal on these certificates (including the payment of amounts to maintain or restore overcollateralization), but only in the order of priority and in the amounts described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

Amounts available after distributions of interest and principal as described above will be the net monthly excess cashflow and will be used for various purposes, including maintaining the required level of overcollateralization and making distributions for reimbursement of losses and certain unpaid interest shortfalls.

See “Description of the Certificates” in this prospectus supplement for additional information.

Net Deferred Interest

For any distribution date, the amount of the net deferred interest that will be allocated to the classes of the Class A Certificates and Class M Certificates will equal the excess, if any, of:

•	the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date over

•
the amount of principal collections and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date. This amount is referred to as the “net deferred interest”.

For any distribution date, net deferred interest on the mortgage loans will be allocated to each class of offered certificates in an amount equal to the excess, if any, of:

•	the amount of interest accrued on the class of certificates at its pass-through rate during the accrual period related to that distribution date, over

•	the amount of current interest that would have accrued had the pass-through rate for that class of certificates equaled the adjusted cap rate for that distribution date.

The net deferred interest allocated to a class of certificates will be added as principal to the outstanding certificate principal balance of such class of certificates.

See “Description of the Certificates—Allocation of Net Deferred Interest” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess spread, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

As of the closing date, the aggregate principal balance of the mortgage loans will exceed the aggregate certificate principal balance of the offered certificates in an amount equal to approximately 3.80% of the aggregate principal balance of the mortgage loans as of the cut-off date.

See “Description of the Certificates— Overcollateralization Provisions,” “—Subordination” and “—Allocation of Losses” in this prospectus supplement.

Advances

The subservicer will make cash advances with respect to delinquent payments of scheduled minimum payments on the mortgage loans, in general, to the extent that the subservicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the subservicer fails to make any required advances, the servicer will be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Master Servicing Fee and Servicing Fee

The master servicer will be entitled to any interest or other income earned on funds held in the certificate account. Additionally the master servicer will be entitled to a master servicing fee payable at a rate of 0.0125% per annum. The master servicer will pay the securities administrator, the custodian and the trustee from its fee.

With respect to each mortgage loan, the servicer shall be entitled to accrued interest at the servicing fee rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The servicing fee consists of servicing and other related compensation payable to the servicer. On each mortgage loan, the servicing fee rate is equal to 0.375% per annum. Such fee shall be payable monthly. The servicer will pay the subservicer fee from its fee.

Optional Termination

At its option, the servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate stated principal balance of the mortgage loans remaining in the trust has been reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. If the servicer does not exercise its option to purchase the mortgage loans, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate stated principal balance of the mortgage loans, remaining in the trust has been reduced to less than or equal to 1% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

In addition, if the servicer does not exercise its option to purchase the mortgage loans, the pass-through rate on the Class A Certificates and Class M Certificates will increase as provided in this prospectus supplement.

See “Pooling and Servicing Agreement— Termination” in this prospectus supplement.

Federal Income Tax Consequences

Elections will be made to treat the trust (other than the available funds shortfall reserve fund) as comprising two or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings set forth on page S-5 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Legal Investment

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement.

ERISA Considerations

It is expected that the offered certificates may be purchased by, or with the assets of, employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Internal Revenue Code, each of which is also referred to in this prospectus supplement as a Plan. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements

Recent conditions in the mortgage market have adversely affected the finances of the sponsor. During the fourth quarter of 2006, the sponsor experienced a decline of value of the mortgage loans that it was holding in its portfolio for sale. In addition, the sponsor experienced an increase in delinquencies with respect to mortgage loans with early payment default provisions that it had sold in whole loan transactions which resulted in an increase in repurchase requests.

During the first five months of 2007, mortgage loans that were being held in the sponsor’s portfolio for sale suffered additional price deterioration, and the losses incurred from their subsequent sale resulted in a reduction of the operating cash of the sponsor. At the same time, the sponsor’s warehouse lenders requested that the sponsor pay down the outstanding balance of the related warehouse lines of credit in connection with certain seasoned mortgage loans. Moreover, the sponsor had to repurchase an unexpectedly high number of mortgage loans due to repurchase requests resulting from early payment defaults on mortgage loans which were sold in previous whole loan transactions. These factors put a strain on the sponsor’s liquidity starting in February of 2007.

Between February 1, 2007 and May 15, 2007, to help the sponsor overcome its liquidity issues, certain members of the board of directors loaned approximately $62 million dollars to ARH Mortgage, Inc. the parent company of Alliance Bancorp, Inc. (formerly known as United Financial Mortgage Corp.) and Alliance Mortgage Investments, Inc. (“AMI”), the parent company of the sponsor. The funds were used to make capital contributions to its subsidiaries to honor the repurchase requests and pay down certain warehouse lines of credit as well as to pay other operating expenses.

On or before May 11, 2007, the sponsor and its affiliates obtained various waiver letters for or forbearances related to defaults and events of default with respect to certain breaches of covenants under several of the sponsor’s and its affiliates’ warehouse lines of credit. The earliest of these waivers or forbearances will expire on May 31, 2007 or an earlier date under certain forbearance agreements if certain trigger events specified in such agreements occur. With respect to the lenders, the sponsor is required to fulfill various obligations by May 31, 2007. The sponsor is confident that such obligations will be fulfilled within the required time frame. However, there can be no assurance that the sponsor or its affiliate will be able to do so. If the sponsor or its affiliate is unable to do so, an event of default will occur enabling the related lender to exercise its rights under the related warehouse line of credit, including the termination thereof. The sponsor is also in breach of various other covenants with respect to its warehouse lines of credit which it believes not to be material. However, the related lender could use these breaches to exercise its rights under the related warehouse line of credit, including the termination thereof. Any default on a warehouse line may trigger cross-default provisions with respect to other warehouse lines and covenants of other debt agreements of the sponsor.

The failure of the sponsor to fulfill its obligations under its warehouse lines on a timely basis or to receive a claim of a breach of a covenant as described in the preceding paragraph will adversely affect its ability to retain sufficient liquidity to repurchase assets from the issuing entity in respect of any breaches of representations and warranties and to maintain its current business practices. In the event the sponsor is unable to repurchase such mortgage loans, those mortgage loans will remain in the trust, notwithstanding the breaches. As a result, delinquencies and losses on the mortgage loans may be greater, and the yield on your certificates lower, than would otherwise be the case. In addition, the sponsor may not be able to perform its responsibilities as servicer. See “Failure Of Servicer To Perform May Adversely Affect Distributions On Certificates” below.

Please see the risk factors “Bankruptcy of the Sponsor May Affect the Closing of this Transaction,” "Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on the Mortgage Loans" and "Bankruptcy Of Other Parties May Adversely Affect Distributions On Certificates" below, for a description of additional risks associated with the failure of the sponsor to fulfill its obligations under its warehouse lines on a timely basis or to receive a claim of a breach of a covenant as described in the second preceding paragraph.

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Negative Amortization of the Mortgage Loans Will Affect the Yield on and Weighted Average Lives of the Offered Certificates.

The interest rates on all of the mortgage loans adjust monthly after an initial fixed rate period of one month, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan. In addition, the initial fixed interest rate may be very low, resulting in significant negative amortization during such initial period.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If the interest rates on the mortgage loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more quickly. Conversely, if the interest rates on the mortgage loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the classes of certificates to amortize more slowly. Further, if a mortgage loan accrues Deferred Interest during a due period, it will reduce the amount of interest available to be distributed as cash on the classes of certificates on the related distribution date. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date or tenth payment adjustment date of a mortgage loan, as applicable, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the mortgage loan’s maturity, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these mortgage loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the offered certificates. The resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying principal payments received on the mortgage loans to interest distributions on those offered certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans may reduce the amount payable to the offered certificates as described in this prospectus supplement. The net deferred interest will be allocated to the offered certificates as described in this prospectus supplement. Allocations of net deferred interest could, as a result, affect the weighted average life of a class of certificates. Only the amount by which the payments of scheduled and unscheduled principal received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans will be distributed as a principal distribution on the offered certificates. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the offered certificates.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Class M Certificates, will receive regular payments of interest and principal. However, there is no assurance that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay the certificates as a result of delinquencies or defaults on the mortgage loans. On the closing date, the initial amount of overcollateralization will approximately equal the initial overcollateralization target amount of approximately 3.80% of the aggregate stated principal balance of the mortgage loans as of the cut-off date as described in this prospectus supplement.

If delinquencies or defaults occur on the mortgage loans, neither the subservicer nor any other entity will advance scheduled minimum monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the subservicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Losses on the mortgage loans, to the extent not covered by net monthly excess cashflow or overcollateralization, will be allocated to the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class A-3 and Class A-2 Certificates, in that order, in each case, until the certificate principal balance thereof has been reduced to zero. However, any realized loss allocated to a Class A-2, Class A-3 or Class M Certificate may be reimbursed to that class from net monthly excess cashflow, as provided in this prospectus supplement.

The pooling and servicing agreement does not permit the allocation of realized losses to the Class A-1 Certificates. Investors in these securities should note that although realized losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the depositor, the securities administrator, the master servicer, the servicer, the subservicer, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) may be higher than the amount of interest required to be paid to the Class A Certificates and Class M Certificates. Any such excess interest will be used to increase or maintain the current level of overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses, certain interest shortfalls and available funds shortfalls or to restore or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•    Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•    Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

•    If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•    If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

The Difference Between the Interest Rates on the Class A Certificates and Class M Certificates and the Mortgage Loans May Result in Available Funds Shortfall Amounts with Respect to Such Certificates

The pass-through rate with respect to the Class A Certificates and Class M Certificates adjusts each month and is based upon the lesser of (1) the value of an index (one-month LIBOR) plus the related certificate margin and (2) the available funds cap rate. However, the mortgage rate of substantially all of the mortgage loans is based upon one-year MTA plus the related gross margin, and adjusts monthly, commencing after an initial fixed rate period. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. To the extent that the related pass-through rate is limited to the available funds cap rate, available funds shortfall amounts may occur. See “Description of the Certificates — Interest Payments on the Certificates” in this prospectus supplement.

Some or all of this shortfall in respect of the Class A Certificates and Class M Certificates will be funded to the extent of the available net monthly excess cashflow. Net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement to cover available funds shortfall amounts on the Class A Certificates and Class M Certificates. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of Class A Certificates and Class M Certificates is limited to the available funds cap rate, there will be little or no net monthly excess cashflow.

Some of the First Lien Mortgage Loans Have Second Liens in Place Which Have Not Been Transferred to the Issuing Entity

With respect to approximately 47.37% of the mortgage loans as of the cut-off date, a second lien mortgage loan is also in place which has not been transferred to the issuing entity. The weighted average loan-to-value ratio at origination of the first lien on these mortgage loans is approximately 78.51% and the weighted average combined loan-to-value ratio at origination of these mortgage loans (including the second lien) is approximately 83.37%. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Credit Scores Mentioned in this Prospectus Supplement Are Not an Indicator of Future Performance of Borrowers

Investors should be aware that credit scores are based on past payment history of the borrower. Investors should not rely on credit scores as an indicator of future borrower performance. The credit score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The credit scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the credit scores are based solely on the information at the particular credit repository, such credit scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The credit scores are used by the originator along with, among other considerations, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the originator’s judgment.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to Be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios. Such losses will be allocated to the Class A-2, Class A-3 and Class M Certificates to the extent not covered by credit enhancement.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls on the Offered Certificates

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the sponsor’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages, terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 74.55% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date) are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•    If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•    If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•    The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•    Approximately 97.47% of the mortgage loans (by aggregate outstanding principal balance of the mortgage loans as of the cut-off date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•    The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•    The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of Class A Certificates and Class M Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•    Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Yield on the Certificates” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent the servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks are Associated with the Class A-2, Class A-3 and Class M Certificates

The weighted average lives of, and the yields to maturity on, the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Class A-3 and Class A-2 Certificates will be sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each class of Class A-2, Class A-3 and Class M Certificates then outstanding with the lowest payment priority. However, any realized loss allocated to a Class A-2, Class A-3 or Class M Certificate may be reimbursed to that class from excess interest as provided in this prospectus supplement.

In addition, the yield on the offered certificates will be sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Investors in the Class M Certificates should be aware that the Class M Certificates are not expected to receive principal distributions until, at the earliest, the distribution date in June 2010 (unless the certificate balances of all of the Class A Certificates have been reduced to zero prior to the June 2010 distribution date).

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act, as amended, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer and servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for distribution to certificateholders on the next distribution date. The servicer, or the subservicer its behalf, is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the aggregate servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the subservicer, the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the subservicer or the servicer will be allocated, first, in reduction of amounts otherwise distributable to the holders of the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the sponsor. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans also are subject to federal laws, including:

•    the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the issuing entity to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans—Consumer Compliance Laws and Regulations” in the prospectus.

The sponsor will represent that as of the closing date, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The sponsor will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the offered certificates may be adversely affected. See “Ratings” in this prospectus supplement.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Certificates.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the sponsor and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the issuing entity and will reduce the amount available to pay principal of and interest on the subordinate certificates.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “The Mortgage Pool—Mortgage Loan Characteristics” and “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

Recent Developments in the Residential Mortgage Market May Adversely Affect the Market Value of Your Certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

The mortgage loans in the trust do not include subprime mortgage loans, and the sponsor and its affiliates originate only a limited number of subprime mortgage loans, all of which are sold to third-parties. Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

Bankruptcy of the Sponsor May Affect the Closing of this Transaction.

In the event that the sponsor files for protection under the United States Bankruptcy Code prior to the closing date, or in the event that the sponsor otherwise becomes a debtor under the United States Bankruptcy Code prior to the closing date, no assurances can be given that the mortgage loans will be sold to the depositor or to the issuing entity on the closing date.

Bankruptcy of the Depositor or the Sponsor May Delay or Reduce Collections on the Mortgage Loans.

Each of the depositor and the sponsor may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage loans.

The transactions contemplated by this prospectus supplement will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers will be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

In the event that the sponsor files for bankruptcy protection, the issuing entity’s status as a creditor in respect of repurchase obligations stemming from breaches of representations and warranties with respect to the mortgage loans would be that of an unsecured creditor, which may result in no funds being available to effectuate any such repurchase of defective mortgage loans.

Bankruptcy Of Borrowers May Adversely Affect Distributions On Certificates.

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy Of Other Parties May Adversely Affect Distributions On Certificates.

The sponsor and the depositor intend to treat the transfer of the loans to the depositor and the issuing entity, respectively, as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the sponsor’s or the depositor’s bankruptcy estate if a bankruptcy occurred and would not be available to the sponsor’s or depositor’s creditors. If the sponsor or depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the sponsor or of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the sponsor or depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the master servicer from appointing a successor servicer.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See “Legal Aspects of Mortgage Loans” in the Prospectus.

Failure Of Servicer To Perform May Adversely Affect Distributions On Certificates.

The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See “The Servicer” in this prospectus supplement. Bankruptcy, insolvency or any failure by the servicer to perform its servicing obligations may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur. See “The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements” above.

A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans.

On May 25, 2007, subservicing for approximately 9.11% of the mortgage loans were transferred to GMAC Mortgage LLC from a third party servicer. On the closing date, the sponsor will deposit into the certificate account an amount equal to the scheduled interest payments due on June 1, 2007 with respect to three of these mortgage loans.

Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

Drug, RICO And Money Laundering Violations Could Lead To Property Forfeitures.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The Certificates Are Obligations Of The Issuing Entity Only.

The certificates are obligations of the issuing entity only and will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any of their respective affiliates. Proceeds of the assets included in the issuing entity will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicer, the subservicer, the trustee, the master servicer, the securities administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Offered Certificates May Not Be Suitable Investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

The mortgage pool will consist of approximately 777 first lien adjustable-rate mortgage loans secured primarily by one- to four-family residences, which are referred to in this prospectus supplement as the mortgage loans. The mortgage loans have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $319,128,991 after application of scheduled minimum payments due on or before the Cut-off Date whether or not received. The mortgage loans have original terms to maturity of not greater than 30 years.

The Sponsor will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement and the Depositor will convey the mortgage loans to the Issuing Entity on the Closing Date pursuant to the Agreement. The Sponsor will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the certificateholders. The Sponsor will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the certificateholders. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

The mortgage loans will have been originated or acquired by the Sponsor in accordance with the underwriting criteria described in this prospectus supplement. See “—Underwriting Criteria” below.

As of the Cut-off Date, 90.89% of the mortgage loans were subserviced by GMAC Mortgage, LLC. On May 25, 2007, subservicing for approximately 9.11% of the mortgage loans were transferred to GMAC Mortgage LLC from a third party servicer.

All of the mortgage loans have scheduled monthly payments due on the related Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

The current and historical delinquency disclosure included in this prospectus supplement regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the static pool information of the sponsor utilize the MBA Method. In addition, delinquency information included in reports to certificateholders and delinquencies for purposes of the trigger tests described in this prospectus supplement will use the MBA Method. As used in this prospectus supplement, a mortgage loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date in the prospectus supplement. A mortgage loan would be considered “60 days delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the mortgage loan’s second succeeding due date. Delinquency information presented in this prospectus supplement as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date

Mortgage Rate Adjustment

All of the mortgage loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted monthly, based on One-Year MTA or COFI, also referred to in this prospectus supplement as the Indexes. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments.

Substantially all of the mortgage loans allow the related mortgagor to choose one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this prospectus supplement. The Minimum Monthly Payment for each negative amortization mortgage loan will adjust annually subject to the conditions that (i) the Minimum Monthly Payment (with the exception of each fifth payment adjustment date and each fifth anniversary thereafter) will not increase or decrease by an amount that is more than 7.5% of the monthly payment prior to the adjustment, (ii) as of the fifth payment adjustment date and each fifth anniversary thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (either 110% or 115%, depending on the maximum negative amortization for that mortgage loan) of the original principal balance due to Deferred Interest, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the negative amortization loan over its remaining term to maturity. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, some of which do not begin to adjust until after the fifth year, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in One-Year MTA will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of negative amortization. Decreases in One-Year MTA, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

Indices on the Mortgage Loans

One-Year MTA. Substantially all of the mortgage loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months, also referred to as One-Year MTA. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the gross margin on each mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The gross margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the gross margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new gross margin will be rounded up as provided in the related mortgage note.

Listed below are some historical values of One-Year MTA since January 1, 2001. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

	One-Year MTA
Adjustment Date	2001	2002	2003	2004	2005	2006	2007
January 1	6.00%	3.26%	1.94%	1.23%	2.02%	3.62%	4.98%
February 1	5.87	3.06	1.86	1.23	2.17	3.75	5.01
March 1	5.71	2.91	1.75	1.23	2.35	3.89	5.03
April 1	5.53	2.79	1.65	1.24	2.35	4.01	5.03
May 1	5.32	2.67	1.55	1.29	2.50	4.14	5.03
June 1	5.10	2.55	1.45	1.38	2.74	4.28
July 1	4.90	2.41	1.38	1.46	2.87	4.43
August 1	4.67	2.27	1.34	1.52	3.02	4.56
September 1	4.40	2.18	1.30	1.60	3.16	4.66
October 1	4.09	2.12	1.27	1.68	3.16	4.82
November 1	3.76	2.07	1.26	1.77	3.33	4.88
December 1	3.48	2.00	1.24	1.89	3.48	4.93

COFI. Approximately 0.08% of the mortgage loans will adjust monthly based on weighted average interest rate paid by the Eleventh Federal Home Bank District savings institutions for savings and checking accounts, advances from the FHLB and other sources of funds, also referred to as COFI. The COFI figure used for each interest rate adjustment date will be the most recent COFI figure available as of fifteen days before that date.

Additional Information

The description in this prospectus supplement of the mortgage loans and the mortgaged properties is based upon the aggregate Stated Principal Balances of the mortgage loans as of the Cut-off Date. However, some of the mortgage loans may not be included in the trust as a result of incomplete documentation or otherwise if the Depositor deems their removal necessary, and may be prepaid at any time.

Prepayment Charges

Approximately 97.47% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any period during the first six months to three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The holders of the Certificates will be entitled to prepayment charges received on the mortgage loans. The Servicer or the Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Servicer or Subservicer does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Servicer or the Subservicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Servicer or the Subservicer will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 777 mortgage loans. References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Sponsor and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. Some of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Certificates—Yield Sensitivity of the Offered Certificates” in this prospectus supplement.

The mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $319,128,991, after application of scheduled payments due on or before the Cut-off Date, whether or not received.

The average principal balance of the mortgage loans at origination was approximately $406,583. No mortgage loan had a principal balance at origination of less than approximately $52,000 or greater than approximately $1,500,000. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $410,719. No mortgage loan had a principal balance as of the Cut-off Date of less than approximately $52,000 or greater than approximately $1,511,568.

As of the Cut-off Date, the mortgage loans had mortgage rates ranging from approximately 7.625% per annum to approximately 10.250% per annum and the weighted average mortgage rate was approximately 8.898% per annum. The weighted average remaining term to stated maturity of the mortgage loans was approximately 357 months as of the Cut-off Date. None of the mortgage loans will have a first Due Date prior to July 1, 2006, or after July 1, 2007, or will have a remaining term to maturity of less than 349 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any mortgage loan is June 1, 2037.

As of the Cut-off Date, none of the mortgage loans are 30 days or more delinquent.

None of the mortgage loans are buydown mortgage loans.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

The following table sets forth the historical delinquency experience of the mortgage loans. The historical delinquency information is based on the delinquency of each mortgage loan over a period equal to the lesser of (1) the time since the origination of the mortgage loan, (2) the past twelve months or (3) the period for which information is known or reasonably available to the Depositor. The loans are categorized in the table below based on the longest period of delinquency during the period on which the table is based. None of the loans have been delinquent 60 days or more, during the period on which the table is based.

Historical Delinquency of the Mortgage Loans Since Origination

Days Delinquent	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Never Delinquent	745	$306,459,104	96.03%	8.897%	3.883%	681	78.58%	83.40%	2.11%
1-30 Days	32	12,669,888	3.97	8.919	3.898	674	76.81	82.67	8.33
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding. References to “Weighted Average Combined LTV” refer to the weighted average combined loan-to-value ratio of the mortgage loans including simultaneous second liens.

Current Principal Balance

Current Principal Balance	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
$50,001 - $100,000	8	$680,808	0.21%	8.557%	3.515%	718	77.88%	79.33%	63.70%
$100,001 - $150,000	21	2,781,106	0.87	8.781	3.754	692	78.16	81.56	18.21
$150,001 - $200,000	47	8,403,058	2.63	8.634	3.603	684	76.12	76.87	8.25
$200,001 - $250,000	64	14,307,662	4.48	8.805	3.792	690	80.19	83.25	7.93
$250,001 - $300,000	75	20,606,359	6.46	8.708	3.680	684	80.96	84.35	6.66
$300,001 - $350,000	104	33,731,897	10.57	8.843	3.823	676	79.51	82.37	4.78
$350,001 - $400,000	79	29,456,345	9.23	8.844	3.823	681	78.72	83.07	1.29
$400,001 - $450,000	93	39,600,297	12.41	8.890	3.872	681	78.80	83.22	0.00
$450,001 - $500,000	88	42,035,581	13.17	9.011	3.997	677	79.32	84.29	3.34
$500,001 - $700,000	138	78,278,197	24.53	8.931	3.915	683	79.10	84.43	0.00
$700,001 - $900,000	45	34,062,721	10.67	9.024	4.041	675	76.82	83.77	0.00
$900,001 - $1,000,000	9	8,622,202	2.70	8.856	3.836	693	70.13	78.88	0.00
$1,000,001 - $1,100,000	5	5,051,191	1.58	9.026	4.011	677	70.49	87.16	0.00
$1,100,001 >=	1	1,511,568	0.47	8.750	3.750	749	68.18	68.18	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the current principal balance of the mortgage loans was approximately $410,719.

Amortization Type

Amortization Type	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Negative Amortizing	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Program Type

Program Type	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Expanded Option Arm	83	$37,544,276	11.76%	8.937%	3.919%	680	78.50%	84.85%	2.35%
Next Generation Option Arm	546	219,971,495	68.93	8.763	3.743	681	78.64	83.11	2.58
No Payment Option Arm	39	15,449,710	4.84	9.256	4.240	683	77.88	82.81	4.36
Non Conforming Program	3	741,896	0.23	9.435	4.410	713	89.44	89.44	0.00
Non Prime Option Arm	100	43,189,740	13.53	9.428	4.447	678	78.11	84.05	0.00
Sterling Option Arm	6	2,231,876	0.70	8.568	3.538	713	73.27	73.27	13.89
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Original Gross Rate

Original Gross Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
6.501% - 7.000%	1	$751,824	0.24%	8.500%	3.500%	729	80.00%	90.00%	0.00%
7.001% - 7.500%	1	266,803	0.08	8.250	3.237	705	77.61	77.61	0.00
7.501% - 8.000%	37	12,663,464	3.97	8.032	2.996	717	76.90	79.77	13.38
8.001% - 8.500%	198	73,798,366	23.12	8.508	3.483	699	78.85	80.62	3.98
8.501% - 9.000%	378	157,163,457	49.25	8.904	3.889	675	78.34	83.22	1.85
9.001% - 9.500%	156	71,427,575	22.38	9.401	4.386	670	78.78	87.17	0.00
9.501% - 10.000%	4	1,635,770	0.51	9.827	4.866	645	80.00	87.02	0.00
10.001% - 10.500%	1	654,245	0.21	10.250	5.200	656	80.00	80.00	0.00
11.001% - 11.500%	1	767,488	0.24	9.950	6.400	626	75.00	75.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average original gross rate of the mortgage loans was approximately 8.776% per annum.

Current Gross Rate

Current Gross Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.501% - 8.000%	24	$7,179,588	2.25%	7.893%	2.863%	712	76.53%	77.82%	17.35%
8.001% - 8.500%	161	58,617,183	18.37	8.385	3.358	707	79.08	81.28	4.84
8.501% - 9.000%	380	157,537,141	49.36	8.835	3.820	676	78.35	82.28	1.76
9.001% - 9.500%	200	89,909,361	28.17	9.360	4.343	673	78.50	86.92	0.75
9.501% - 10.000%	11	5,231,474	1.64	9.799	5.011	659	79.50	86.87	0.00
10.001% - 10.500%	1	654,245	0.21	10.250	5.200	656	80.00	80.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average current gross rate of the mortgage loans was approximately 8.898% per annum.

Gross Margin

Gross Margin (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
2.501 - 2.750	4	$1,505,048	0.47%	7.671%	2.641%	682	79.51%	79.51%	13.29%
2.751 - 3.000	20	5,674,540	1.78	7.952	2.922	720	75.74	77.37	18.43
3.001 - 3.250	35	13,034,218	4.08	8.177	3.148	722	79.19	81.92	4.02
3.251 - 3.500	114	40,812,482	12.79	8.438	3.406	704	78.59	80.64	4.92
3.501 - 3.750	230	93,744,533	29.38	8.722	3.718	673	78.13	80.29	1.92
3.751 - 4.000	155	65,358,988	20.48	8.963	3.935	681	78.89	85.24	1.97
4.001 - 4.250	96	42,974,752	13.47	9.215	4.207	671	78.34	86.98	1.09
4.251 - 4.500	111	50,138,712	15.71	9.462	4.439	673	78.75	86.68	0.41
4.501 - 4.750	6	2,993,185	0.94	9.713	4.706	661	79.73	88.38	0.00
4.751 - 5.000	3	1,093,156	0.34	9.875	4.805	684	81.85	90.00	0.00
5.001 - 5.250	2	1,031,890	0.32	10.140	5.200	650	80.00	83.65	0.00
6.251 - 6.500	1	767,488	0.24	9.950	6.400	626	75.00	75.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average gross margin of the mortgage loans was approximately 3.883% per annum.

Seasoning

Seasoning (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
0 - 0	50	$17,613,800	5.52%	8.514%	3.500%	712	78.39%	78.55%	2.42%
1-6	684	282,565,621	88.54	8.916	3.902	679	78.56	83.68	2.08
7-12	43	18,949,571	5.94	8.973	3.960	687	77.85	83.23	6.47
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average seasoning of the mortgage loans was approximately 3 months.

Months to Next Rate Adjustment

Months to Next Rate Adjustment	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average months to next rate adjustment of the mortgage loans was approximately 1 month.

Gross Lifetime Maximum Rate

Gross Lifetime Maximum Rate (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
9.501 - 10.000	129	$55,037,349	17.25%	8.991%	3.996%	679	78.83%	83.98%	3.89%
11.501 - 12.000	648	264,091,642	82.75	8.878	3.860	682	78.44	83.24	2.04
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average gross lifetime maximum rate of the mortgage loans was approximately 11.605% per annum.

Rate Adjustment Frequency

Rate Adjustment Frequency (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
1	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Payment Adjustment Frequency

Payment Adjustment Frequency (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

First Payment Adjustment

First Payment Adjustment (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
12 (No Payment for 3 Months)	39	$15,449,710	4.84%	9.256%	4.240%	683	77.88%	82.81%	4.36%
12	636	266,927,529	83.64	8.922	3.909	680	78.43	83.78	1.80
24	26	10,712,668	3.36	8.628	3.604	683	79.89	81.81	2.55
36	46	16,440,469	5.15	8.566	3.544	692	80.05	81.39	6.11
48	13	3,711,956	1.16	8.549	3.537	697	75.38	76.44	8.98
60	17	5,886,660	1.84	8.477	3.461	700	78.70	78.84	7.65
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Maximum Negative Amortization Limit

Maximum Negative Amortization Limit (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
110%	595	$251,850,896	78.92%	8.982%	3.969%	678	78.60%	84.47%	1.75%
115%	182	67,278,095	21.08	8.581	3.560	692	78.15	79.28	4.66
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Periodic Payment Cap

Periodic Payment Cap (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
7.50%	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Recast Period

Recast Period (months)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
60	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
50.00% or less	10	$4,392,226	1.38%	8.570%	3.567%	714	46.31%	46.31%	6.91%
50.01% - 55.00%	3	862,789	0.27	8.303	3.265	649	54.19	54.19	55.72
55.01% - 60.00%	5	1,676,149	0.53	8.715	3.666	695	57.27	57.27	0.00
60.01% - 65.00%	10	3,085,602	0.97	8.921	3.868	689	63.82	66.67	6.48
65.01% - 70.00%	37	15,581,410	4.88	8.699	3.683	694	68.53	71.69	3.14
70.01% - 75.00%	86	38,765,214	12.15	8.936	3.945	682	73.93	79.12	1.20
75.01% - 80.00%	535	228,083,654	71.47	8.948	3.932	678	79.72	85.38	1.26
80.01% - 85.00%	12	3,919,520	1.23	8.466	3.429	702	83.76	83.76	0.00
85.01% - 90.00%	59	17,468,839	5.47	8.682	3.663	690	89.48	89.63	6.89
90.01% - 95.00%	20	5,293,588	1.66	8.474	3.433	707	94.88	94.88	28.59
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

The weighted average original loan-to-value ratio of the mortgage loans at origination was approximately 78.51%.

The final pool of mortgage loans will not include any mortgage loan with an original loan-to-value ratio in excess of 95.00%.

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Arizona	27	$7,024,780	2.20%	8.630%	3.600%	695	79.99%	83.31%	2.94%
California	529	237,901,334	74.55	8.942	3.931	678	78.16	83.43	1.07
Colorado	6	2,235,743	0.70	8.913	3.895	707	78.38	81.32	0.00
Connecticut	2	500,443	0.16	9.500	4.471	667	79.47	79.47	0.00
Delaware	1	445,372	0.14	8.750	3.750	667	80.00	80.00	0.00
District of Columbia	4	1,351,721	0.42	8.611	3.594	673	78.17	79.87	0.00
Florida	57	16,542,496	5.18	8.850	3.828	692	77.79	82.91	8.33
Georgia	6	1,556,122	0.49	8.554	3.511	681	85.84	88.10	43.48
Hawaii	22	10,109,959	3.17	8.789	3.767	689	77.45	81.00	1.73
Idaho	1	157,802	0.05	8.375	3.400	710	80.00	80.00	0.00
Illinois	10	3,454,582	1.08	8.448	3.427	699	81.37	81.37	14.55
Maryland	10	3,280,421	1.03	8.939	3.924	661	81.64	86.52	4.87
Massachusetts	3	701,535	0.22	8.570	3.537	686	77.06	81.14	41.24
Michigan	1	176,122	0.06	9.250	4.250	635	80.00	90.00	0.00
Minnesota	1	524,853	0.16	9.500	4.450	663	80.00	90.00	0.00
Missouri	3	441,071	0.14	8.387	3.318	733	80.00	82.96	70.42
Nebraska	2	596,351	0.19	9.213	4.205	737	85.14	89.66	0
Nevada	23	7,820,100	2.45	8.756	3.733	685	82.53	85.55	7.58
New Mexico	3	525,909	0.16	8.977	3.945	691	73.44	73.44	0.00
New York	3	2,884,804	0.90	8.949	3.924	711	72.08	76.89	0.00
North Carolina	1	98,065	0.03	8.875	3.800	686	90.00	90.00	100
Oklahoma	3	598,843	0.19	8.911	3.879	765	80.00	80.00	0.00
Oregon	15	3,398,450	1.06	8.804	3.782	694	80.39	85.10	0.00
South Carolina	1	215,500	0.07	8.375	3.300	692	84.84	84.84	0.00
Tennessee	1	52,000	0.02	8.750	3.750	704	80.00	80.00	0.00
Texas	3	654,374	0.21	8.580	3.562	720	85.87	85.87	19.62
Utah	6	1,624,336	0.51	8.556	3.526	684	80.06	80.06	22.94
Virginia	17	7,800,049	2.44	8.771	3.750	667	80.37	84.53	1.39
Washington	15	5,893,354	1.85	8.620	3.600	712	79.93	84.42	0.00
Wyoming	1	562,500	0.18	8.750	3.750	780	90.00	90.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

California Loan Breakdown

California Loan Breakdown	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Northern CA	162	$73,169,711	22.93%	8.900%	3.883%	677	78.79%	84.58%	1.65%
Southern CA	367	164,731,623	51.62	8.961	3.952	678	77.88	82.93	0.81
State not in CA	248	81,227,658	25.45	8.767	3.744	691	79.51	83.19	6.15
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Top Ten Zip Codes

Top Ten Zip Codes	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
95122	6	$2,934,533	0.92%	9.142%	4.118%	698	81.89%	88.41%	0.00%
91331	6	2,649,679	0.83	9.360	4.360	678	77.87	82.36	0.00
92707	5	2,621,063	0.82	9.120	4.110	672	79.00	85.31	0.00
92867	4	2,346,152	0.74	9.025	4.000	687	78.34	85.15	0.00
95127	4	2,141,014	0.67	9.030	4.024	681	80.00	84.99	0.00
94015	3	2,132,066	0.67	9.332	4.316	637	80.00	89.99	0.00
90003	5	2,101,670	0.66	9.172	4.152	689	77.50	83.96	0.00
90043	4	2,033,750	0.64	8.830	3.843	688	79.31	82.86	0.00
92675	4	2,033,413	0.64	9.088	4.065	713	72.80	77.48	0.00
90602	4	2,009,876	0.63	9.120	4.121	671	78.80	84.84	0.00
Other	732	296,125,775	92.79	8.880	3.865	681	78.49	83.27	2.55
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Original Prepayment Penalty Terms

Original Prepayment Penalty Terms	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Prepay	23	$8,087,898	2.53%	8.766%	3.743%	685	79.65%	81.66%	12.03%
6 mo - HARD	16	6,815,008	2.14	8.983	3.951	699	79.82	85.27	5.56
12 mo - HARD	97	39,039,850	12.23	8.728	3.727	698	77.83	82.85	1.46
24 mo - HARD	133	55,352,705	17.34	8.909	3.877	681	78.03	82.64	3.74
36 mo - HARD	507	209,308,677	65.59	8.927	3.916	678	78.67	83.65	1.69
36 mo - SOFT	1	524,853	0.16	9.500	4.450	663	80.00	90.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Credit Scores

Credit Scores	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
601 - 620	7	$3,142,687	0.98%	8.733%	3.704%	619	75.33%	77.66%	0.00%
621 - 640	131	54,737,469	17.15	9.029	4.041	632	78.39	83.29	3.16
641 - 660	136	55,242,223	17.31	9.024	4.006	651	78.99	83.91	2.10
661 - 680	162	68,463,349	21.45	8.933	3.918	669	79.17	84.41	2.12
681 - 700	123	51,925,977	16.27	8.835	3.815	690	77.76	83.41	0.80
701 - 720	74	27,187,595	8.52	8.818	3.800	710	79.59	83.86	0.27
721 - 740	51	21,756,822	6.82	8.713	3.686	730	76.68	81.27	6.78
741 - 760	43	16,843,610	5.28	8.763	3.744	749	77.84	81.24	1.52
Greater than 760	50	19,829,261	6.21	8.672	3.642	778	78.69	82.77	4.88
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average credit score of the mortgage loans for which credit scores are available was approximately 681.

Property Types

Property Types	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Single Family Residence	573	$235,766,148	73.88%	8.906%	3.893%	678	78.56%	83.38%	1.73%
Planned Unit Development	114	48,304,083	15.14	8.870	3.852	686	79.32	85.27	4.77
2-4 Family	41	18,176,161	5.70	8.938	3.921	706	75.75	79.14	0.00
Condo	49	16,882,600	5.29	8.814	3.791	681	78.45	82.37	6.90
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Occupancy

Occupancy	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Primary	684	$290,827,649	91.13%	8.915%	3.901%	679	78.53%	83.73%	1.60%
Investment	76	23,778,016	7.45	8.722	3.699	703	77.95	79.24	8.65
Second Home	17	4,523,326	1.42	8.696	3.675	701	80.15	82.13	18.46
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Loan Purpose

Loan Purpose	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
Refinance - Cashout	451	$183,060,538	57.36%	8.898%	3.887%	679	77.42%	81.22%	1.84%
Refinance - Rate Term	244	102,740,041	32.19	8.938	3.917	678	79.52	85.93	2.97
Purchase	82	33,328,412	10.44	8.773	3.756	703	81.33	87.32	3.34
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Documentation Level

Documentation Level	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
No Income/Verified Assets	262	$123,545,546	38.71%	8.993%	3.977%	667	78.82%	84.75%	0.00%
Stated Income/Verified Assets	273	101,910,608	31.93	8.716	3.704	686	78.11	80.84	0.00
No Income/Stated Assets	160	69,419,098	21.75	9.062	4.050	693	77.84	84.31	0.00
Stated Income/Stated Assets	47	15,907,480	4.98	8.757	3.742	700	80.70	85.48	0.00
Full Documentation	32	7,536,595	2.36	8.562	3.531	690	79.93	81.14	100.00
No Income/No Assets	2	593,126	0.19	9.039	4.053	706	77.31	90.00	0.00
Lite Documentation	1	216,539	0.07	8.375	3.400	646	90.00	90.00	0.00
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

Months Remaining to Scheduled Maturity

Months Remaining to Scheduled Maturity	No. of Loans	Outstanding Principal Balance	% of Total	Weighted Average Gross Coupon	Weighted Average Gross Margin	Non-Zero Weighted Average Credit Score	Weighted Average Original LTV	Weighted Average Combined LTV	% Full Alt Doc
346 - 350	9	$4,659,333	1.46%	8.915%	3.904%	700	75.31%	79.03%	13.46%
351 - 355	151	64,369,517	20.17	9.035	4.032	677	78.05	83.97	2.29
356 - 360	617	250,100,142	78.37	8.862	3.845	682	78.68	83.30	2.17
Total:	777	$319,128,991	100.00%	8.898%	3.883%	681	78.51%	83.37%	2.36%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the mortgage loans was approximately 357 months.

In general, in the case of a mortgage loan made for “rate/term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

The Originators

Approximately 58.03% and 41.97% of the mortgage loans were originated or acquired by Alliance Bancorp and Alliance Bancorp Inc. (“ABI”) (formerly known as United Financial Mortgage Corp.), respectively. Substantially all of the mortgage loans were originated or acquired pursuant to Alliance Bancorp’s underwriting guidelines as described in this prospectus supplement.

Alliance Bancorp

Alliance Bancorp, is a California corporation. Alliance Bancorp is a wholly-owned subsidiary of Alliance Mortgage Investments, Inc. (“AMI”), a Delaware corporation and AMI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. Alliance Bancorp is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. Alliance Bancorp has been originating Option ARM mortgage loans since 2005. Alliance Bancorp originated approximately $406.7 million of Option ARM mortgage loans in 2005 and $1.87 billion of Option ARM mortgage loans during 2006. The principal executive offices of Alliance Bancorp are located at 1000 Marina Blvd., Ste. 100, Brisbane, California 94005.

Alliance Bancorp Inc.

ABI is an Illinois corporation. ABI is a wholly-owned subsidiary of ARH Mortgage Inc., a Delaware corporation. ABI is engaged in the acquisition, purchase and sale of first lien conforming and non-conforming, Option ARM mortgage loans from a network of third party correspondents, mortgage bankers, and brokers. ABI has been originating Option ARM mortgage loans since 2005. ABI originated approximately $204.5 million of Option ARM mortgage loans in 2005 and $818 million of Option ARM mortgage loans during 2006. The principal executive offices of ABI are located at 815 Commerce Drive, Ste. 100, Oakbrook, Illinois 60523.

Underwriting Criteria of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following information generally describes underwriting guidelines of Alliance Bancorp and Alliance Bancorp Inc. with respect to mortgage loans originated pursuant to their Option ARMs underwriting guidelines. Substantially all of the mortgage loans were underwritten pursuant to, or in accordance with, the standards of Alliance Bancorp’s Option ARMs underwriting guidelines which are described below.

Details of Specific Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

The following provisions apply to all of the mortgage loans originated under the Originators’ Option ARM Programs.

Eligibility. The related Originator generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Variations. The Originators use the following parameters as guidelines only. On a case by case basis, an Originator may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor's ability.

Appraisals. The Originators do not publish an approved appraiser list for its loan channels. Each appraiser must:

•	be a state licensed or certified appraiser;

•
meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Originators’ Option ARM Programs, when the loan amount is $1,000,000 or less, one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a broker price opinion, or BPO, or enhanced desk review is obtained at the underwriter's discretion. When the loan amount is greater than $1,000,000, one full appraisal plus a field review with interior photos may be required.

The Option ARM Programs of Alliance Bancorp and Alliance Bancorp Inc. for Residential Mortgage Loans

General. The underwriting guidelines utilized in the Option ARM Programs are intended to assess the borrower's ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Option ARM Programs are designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Option ARM Programs consist of the No Payment Option ARM Program, the Alt A Option ARM Program, the Next Generation Option ARM Program and the Non-Prime Option ARM Program. Each program has different credit granting criteria, reserve requirements, qualifying ratios and loan-to-value, or LTV ratio, or restrictions. Depending on the LTV ratio of the mortgage loan, borrowers are required to have debt service to income ratios within the range of 45% to 55% calculated on the basis of monthly income.

Under the four Option ARM Programs, the Originators underwrite one to four family mortgage loans with cumulative LTV, or CLTV ratios at origination of up to 95%, depending on, among other things, a borrower's credit history, repayment ability and debt service -to -income ratio, as well as the type and use of the mortgaged property.

No Payment Option ARM: This program is for owner-occupied mortgaged properties only and allows the borrower to forgo the first 3 payments. In addition to the no payment for three months option, there are four additional payment options available to the borrower, including, minimal payment, interest only payment, 30-year fully amortizing payment and the 15-year fully amortizing payment. Under the program, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. Loans are available up to $2,000,000 and the mortgaged property is limited to 1-2 units.

Alt A Option ARM: This program is for owner-occupied mortgaged properties as well as second homes and investment properties. Four payment options are available on this program including minimal payment, interest only, 30-year fully amortizing and 15-year fully amortizing. Under this program, for owner-occupied mortgaged properties, the available documentation types include the Full/Alternative Documentation Program, SIVA, SISA, NIVA and NISA. The available documentation types allowed on investment and second-home properties are the Full/Alternative Documentation Program and SIVA.

Next Generation Option ARM: This program offers fixed payments for 1, 2, 3, 4, or 5 years with up to a 95% LTV ratio for owner-occupied mortgaged properties and second homes and up to a 90% LTV ratio for investment properties. Four payment options are available on this program including, interest only, 30-year fully amortizing and 15-year fully amortizing. Negative amortization is capped at 115% (110% in New York) The recast is every 5 years or immediately if the negative amortization reaches or would exceed the maximum negative amortization.

Non-Prime Option ARM: This program offers four payment options, with reduced LTV and CLTV ratios utilizing only the Full/Alternative Documentation Program, SIVA and SISA documentation types. Full/Alternative Documentation loans are underwritten with a 50% debt-to-income ratio and SIVA with a 45% debt-to-income ratio. Mortgage lates in the past 24 months are allowed for loans up to $1,000,000. Borrower restrictions include no foreign nationals and limited cash out for all documentation types and LTVs.

All of the mortgage loans originated under the Option ARM Programs are prior approved and/or underwritten either by employees of Alliance Bancorp or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Alliance Bancorp receives verbal verification from the conduit seller or verifies internally the employment prior to funding or acquiring each Option ARM Program mortgage loan.

The Option ARM Programs allow for approval of an application pursuant to the Full/Alternative Documentation Program, the no income, stated assets program, or NISA, the stated income program, or SIVA, and the no ratio program, or NIVA.

Full/Alternative Documentation. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. Alliance Bancorp requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In File Tri Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the LTV ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self employed borrowers must provide federal tax returns for the previous two years, including K-1's, federal business tax returns for two years, year to date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns). Self-employed borrowers whose sole income is from Schedule "C" may utilize a processed IRS Form 4506 to qualify in lieu of providing prior 2-years tax returns.

The limited documentation program differs from the Full/Alternative Documentation Program only in that the Verification of Employment form covers a one year employment history.

Reduced Documentation Programs

Stated Income/Verified Assets Program (SIVA). The borrower provides income on the mortgage loan application which the Originator is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Verified Asset program generally are limited.

Stated Income/Stated Assets Program (SISA). The borrower provides income on the mortgage loan application which Alliance Bancorp is not required to verify. A debt-to-income ratio is calculated based on the information provided. Employment information is provided and is verbally verified. Permitted maximum loan to value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited to 90% CLTV with a decreased back ratio of 45%.

No Ratio Program (NIVA). The borrower provides no income information, but provides employment and asset information on the mortgage loan application, which the Originator is required to verify.

No Income/Stated Assets Program (NISA). The borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application.

Under all of the Option ARM Programs, the Originator or the conduit seller verbally verifies the borrower's employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Exceptions are granted on a case by case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the cumulative LTV ratio requirements and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Option ARM Programs define an acceptable credit history in each of the Programs. The Alt A Option ARM Program, Next Generation Option ARM Program and No Payment Option ARM Program define an acceptable credit history as a borrower who has “A” credit, meaning a minimum of three trade accounts, including a mortgage and/or rental history, along with one nontraditional trade account to satisfy three trades, with 24 months credit history, or at 80% loan-to-value and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30 day delinquent mortgage payments in the last 12 months, and a maximum of one 30 day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30 day delinquent payment on installment credit account within the past 12 months. However, if the LTV ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history.

Foreclosures are not allowed in the past 2 years. No judgments, suits, tax liens, other liens, collections or charge offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge offs that are not excessive or impact the borrower’s ability to repay the loan. The Originators have developed expanded underwriting guidelines for credit requirements on the Non-prime Option ARM Program. A borrower may not have any 30 day delinquent mortgage payments within the past 12 months for the Next Generation Option ARM Program, No Payment Option ARM Program and Alt A Option ARM Program. The Non-Prime Option ARM Program allows for 1 x30 in the last 12 months and up to 3 x30 in the last 24 months

Property Insurance. Each borrower is required to provide insurance coverage with respect to the related mortgaged property that includes:

•	fire and extended coverage equal to the lesser of the replacement cost of the buildings and improvements or the loan amount;

•	comprehensive personal liability coverage in an amount not less than $1,000,000/$2,000,000;

•	loss of rent coverage equal to 100% of the gross potential rent; and

•	to the extent required based on the characteristics of a particular property, law and ordinance coverage, flood insurance and earthquake insurance.

In addition, see “The Mortgage Pools—Underwriting Standards” in the prospectus.

STATIC POOL INFORMATION

The static pool information material to this offering with respect to the experience of Alliance Bancorp in securitizing asset pools of the same type is attached as Annex II.

THE ISSUING ENTITY

The Depositor will establish the Issuing Entity as a trust under the laws of the State of New York, pursuant to a pooling and servicing agreement, dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Servicer, the Back-up Servicer, the Securities Administrator, and the Trustee, referred to herein as the “Agreement.” The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the Closing Date, the Depositor will deposit into the Issuing Entity a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The Issuing Entity will not have any additional equity. The Agreement will authorize the Issuing Entity to engage only in selling the Certificates in exchange for the mortgage loans, entering into and performing its obligations under the Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Issuing Entity and making distributions to certificateholders. For a description of other provisions relating to amending the Agreement, please see “The Agreements—Amendment” in this prospectus supplement.

The Issuing Entity’s fiscal year end is December 31.

The Agreement will provide that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the mortgage loans. Furthermore, the Agreement will state that, although it is intended that the conveyance by the Depositor to the Trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the mortgage loans and related collateral.

THE DEPOSITOR

The Depositor, Alliance Securities Corp., was formed in the State of Delaware on April 25, 2002 as a wholly-owned subsidiary of Alliance Bancorp, a California corporation. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

After issuance of the Offered Certificates, the Depositor will have no material duties or responsibilities with respect to the mortgage loans or the Offered Certificates.

The Depositor maintains its principal office at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005. Its telephone number is (650) 952-1000.

The Depositor intends to serve as a private secondary mortgage market conduit for residential mortgage loans. This is the second securitization by the Depositor.

THE SPONSOR AND THE SERVICER

The Sponsor, Alliance Bancorp, was incorporated in the State of California in September 5, 1990. The Sponsor is an affiliate of the Depositor. The Sponsor commenced operations in California in 1990. The Sponsor is a mortgage company that originates, acquires, purchases and sells primarily first-lien and second lien, conforming and non-conforming Alt-A mortgage loans from a network of third party correspondents, mortgage bankers, and brokers.

The Sponsor is a wholly-owned subsidiary of Alliance Mortgage Investments, Inc. (“AMI”), a Delaware corporation. AMI is a wholly-owned subsidiary of ARH Mortgage Inc. (“ARH”), a Delaware corporation. In addition, ARH has a subsidiary, Alliance Bancorp, Inc. (“UFMC”), which was formerly known as United Financial Mortgage Corp. UFMC also originates mortgage loans pursuant to the underwriting guidelines of the Sponsor, which in some cases the Sponsor then acquires from UFMC on a correspondent basis.

There are no legal proceedings pending against the Sponsor or any of its property, including any proceedings known to be contemplated by governmental authorities that would be material to holders of the Certificates. However, the Sponsor’s affiliate, UFMC, is subject to a claim that may be material to the holders of the Certificates. In 2005, an action was filed in the U.S. District Court for the Western District of New York against UFMC. The case was filed by former loan officers of its then Rochester, New York branch. These former loan officers seek to recover allegedly unpaid minimum wage and overtime for themselves, and others similarly situated, under both federal and New York labor laws. That matter is currently stayed pending ongoing arbitration proceedings. In 2006, a related lawsuit was filed in the same U.S. District Court against UFMC, three of its former officers/directors, Airlie Opportunity Master Fund, Ltd., ARH Mortgage, Inc. and its parent. The Sponsor’s affiliate is vigorously asserting its defenses in these matters.

The Sponsor, in its capacity as the Servicer, has limited servicing capability, and has no material loss and delinquency experience with respect to its servicing activities. The Servicer will have the ability, subject to the terms of the Agreement, to engage subservicers to provide the primary servicing of the mortgage loans. The Subservicer will also act as subservicer for the mortgage pool and will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus supplement under “Servicing of Mortgage Loans” and “Description of the Certificates.”

The Sponsor, in its capacity as mortgage loan seller, will sell the mortgage loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of the Closing Date, among the Sponsor, the Depositor and Alliance Bancorp. This is the second securitization by the Sponsor.

The Sponsor maintains its principal office at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005. Its telephone number is (650) 952-1000.

In addition please see “Risk Factors— The Sponsor and Servicer and its Parent Have Breached Certain Covenants Under Their Respective Financing Arrangements”

PERMITTED INVESTMENTS

Any institution maintaining a custodial account or the Certificate Account shall at the direction of the Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account invest the funds in such account in Permitted Investments (as defined below), each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to the Agreement or the subservicing agreement, as applicable, if a Person other than the Securities Administrator or an affiliate thereof is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to the Agreement, if the Securities Administrator or an affiliate thereof is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in a custodial account shall be for the benefit of the Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account. The Subservicer with respect to the custodial account and the Master Servicer with respect to the Certificate Account shall deposit in a custodial account or the Certificate Account, as applicable, an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a “Permitted Investment”:

(a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available, provided, however, that such repurchase agreements are treated as financings under generally accepted accounting principles (“GAAP”);

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody’s and S&P in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(e) a money market fund or a qualified investment fund rated by Moody’s in its highest long-term ratings available and rated AAAm or AAAm-G by S&P, including any such funds for which Wells Fargo Bank, National Association or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140; and

(f) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing; provided that such obligations are not inconsistent with the definition of assets which may be held by a “qualified special purpose entity” as described in paragraph 35(c)(6) of Financial Accounting Standards Number 140;

provided, however, that no instrument shall be a permitted investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

To the extent that the Securities Administrator receives any materials in connection with the holding of any Permitted Investment which require the holder to vote, the Securities Administrator shall not exercise such holder’s voting rights.

Permitted Investments shall not be sold prior to maturity, except that a money market fund or qualified investment fund may be liquidated at any time.

YIELD ON THE CERTIFICATES

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. The Servicer is obligated to pay from its own funds, or cause the Subservicer to pay only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of its Servicing Fee for the related Due Period. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates. Any resulting shortfalls will be allocated among the certificates as provided in this prospectus supplement under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Class A Certificates and Class M Certificates.”

General Yield and Prepayment Considerations

The yield to maturity of the Offered Certificates will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae or Freddie Mac standards.

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Sponsor). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend, in the case of the Offered Certificates, upon the degree to which such class of certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

To the extent the Available Funds Cap Rate becomes the Pass-Through Rate on the Offered Certificates, then in such case, less interest will accrue on such certificates than would otherwise be the case. For a discussion of factors that could limit the Pass-Through Rate on the certificates, see “Risk Factors—The Difference Between the Interest Rates on the Offered Certificates and the Related Mortgage Loans May Result in Available Funds Shortfall Amounts with Respect to Such Certificates” in this prospectus supplement.

The negative amortization feature of the mortgage loans may affect the yields on the Certificates. Amounts received in respect of principal collections on the mortgage loans will be used to cover interest shortfalls resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds the Principal Remittance Amount for the related Distribution Date, such excess amount will be deducted from the interest payable to the certificates and added to the Certificate Principal Balances of the certificates thereby causing a delay in the payment of accrued interest.

Negative amortization may increase the risk of default. The outstanding principal balance of a mortgage loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this prospectus supplement. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans. Further, the use of the Principal Remittance Amount to offset Deferred Interest may affect the weighted average lives and yields on the offered certificates.

Approximately 97.47% of the mortgage loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The holders of the Certificates will be entitled to prepayment charges received on the mortgage loans. The Servicer or the Subservicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if the Servicer or the Subservicer, as applicable, does so in compliance with the prepayment charge waiver standards set forth in the Agreement. If the Servicer or the Subservicer waives any prepayment charge other than in accordance with the standards set forth in the Agreement, the Servicer or the Subservicer, as applicable, will be required to pay the amount of the waived prepayment charge. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer or the Subservicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

Yield Sensitivity of the Class A Certificates and Class M Certificates

If the overcollateralization with respect to the mortgage loans has been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-9 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-8 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-8 Certificates and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-7 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-6 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-5 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-4 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-3 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-2 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class M-1 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class A-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class A-3 Certificates. If the overcollateralization with respect to the mortgage loans and the aggregate Certificate Principal Balance of the Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class A-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) because the entire amount of any Realized Losses will be allocated to the Class A-2 Certificates. The initial undivided interests in the Issuing Entity evidenced by the Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are approximately 19.96%, 11.98%, 6.05%, 3.50%, 1.00%, 1.60%, 0.95%, 0.65%, 0.95%, 0.65% and 1.00%, respectively, of the Cut-off Date Balance.

Investors in the Offered Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of such investors to fully recover their investments. Once Realized Losses have been allocated to the Class A-2, Class A-3 or Class M Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Class A-2, Class A-3 or Class M Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” below. In addition, the Certificate Principal Balances of the Class A-2, Class A-3 or Class M Certificates may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such certificates.

Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and Subordinate Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event could result from either delinquencies or losses, it is possible for the Subordinate Certificates to receive no principal distributions (unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the mortgage loans.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the Depositor expects that the Servicer or the Subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Trustee, then any related expenses shall be reimbursable by the Issuing Entity to the Servicer, which will reduce the amount available to pay principal of and interest on the Class A Certificates and Class M Certificates. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool—Mortgage Loan Characteristics” in this prospectus supplement.

Yield Sensitivity of the Class A Certificates and Class M Certificates to One-Month LIBOR

The yield to investors on the Class A Certificates and Class M Certificates will be sensitive to fluctuations in the level of One-Month LIBOR. The Pass-Through Rate on the Class A Certificates and Class M Certificates will vary with One-Month LIBOR. Changes in the level of One-Month LIBOR may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of One-Month LIBOR. Investors in the Class A Certificates and Class M Certificates should also fully consider the effect on the yields on those certificates of changes in the level of One-Month LIBOR.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this prospectus supplement under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were prepared using the assumptions in the following paragraph and the table set forth below (the “Structuring Assumptions”). There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that:

(1)	the mortgage pool consists of 76 mortgage loans with the characteristics set forth in the table below;

(2)	the levels of One-Month LIBOR, One-Year MTA and COFI remain constant at 5.320%, 5.025% and 4.299% per annum, respectively;

(3)
there are no delinquencies or losses on the hypothetical mortgage loans and principal payments on the hypothetical mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables;

(4)
scheduled payments on the mortgage loans are assumed to be received on the first day of each month commencing in June 2007, there are no shortfalls in the payment of interest, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in May 2007, and include 30 days’ interest thereon;

(5)	payments on the certificates are received, in cash, on the 25th day of each month, commencing in June 2007;

(6)	there are no repurchases of the hypothetical mortgage loans with the exception of the optional termination;

(7)	there is no Prepayment Interest Shortfall in any month;

(8)	payments on the hypothetical mortgage loans earn no reinvestment return;

(9)	the Available Funds Shortfall Reserve Fund has an initial balance of $0.00;

(10)	no defaults or delinquencies in, or modifications, waivers or amendments reflecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

(11)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date to a rate equal to the applicable related index (as described above) plus the applicable gross margin, subject to maximum lifetime mortgage rates and minimum lifetime mortgage rates (as applicable);

(12)
with respect to the mortgage loans that are negative amortization loans, scheduled monthly payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment period (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.5% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan’s scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds the indicated negative amortization cap percentage as disclosed in the Mortgage Loan Assumptions below, as the case may be, of the original principal balance on such mortgage loan due to the deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment adjustment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity);

(13)	the Certificates are purchased on May 30, 2007;

(14)	the Servicing Fee and Master Servicing Fee remains constant;

(15)	There is no initial or subsequent periodic cap with respect to the mortgage rate on any mortgage loan, and the minimum mortgage rate equals to the gross margin listed in the table below, and

(16)
the Servicer or its designee does not exercise its option to purchase the Certificates described under the caption “Pooling and Servicing Agreement—Termination” except where indicated. The Step-Up Date with respect to the Certificates is the Step-Up Date where the mortgage loans may first be terminated.

Nothing contained in the foregoing assumptions should be construed as a representation that the hypothetical mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions

Loan Number	Gross Coupon (%)	Outstanding Principal Balance ($)	Original Balance ($)	Remaining Amortization Term (months)	Original Amortization Term (months)	Remaining Balloon Term (months)	Original Balloon Term (months)	Age (months)	Monthly P&I ($)
1	8.962	2,967,917.08	2,927,500.00	356	360	356	360	4	9,588.28
2	8.500	574,243.34	572,000.00	479	480	359	360	1	1,808.33
3	9.067	3,973,362.92	3,929,900.00	357	360	357	360	3	12,825.01
4	8.937	1,318,134.41	1,306,000.00	478	480	358	360	2	3,458.88
5	8.250	266,802.70	260,000.00	351	360	351	360	9	836.26
6	8.750	503,910.73	496,000.00	356	360	356	360	4	1,595.33
7	9.000	749,382.93	732,800.00	475	480	355	360	5	1,868.37
8	8.835	22,581,431.71	22,333,750.00	356	360	356	360	4	76,084.98
9	8.600	5,862,012.69	5,778,100.00	476	480	356	360	4	16,397.91
10	8.875	273,365.90	272,000.00	356	360	356	360	4	874.86
11	8.765	1,191,722.62	1,179,250.00	356	360	356	360	4	3,947.73
12	8.750	427,379.28	421,650.00	357	360	357	360	3	1410.76
13	8.948	25,131,130.11	24,855,750.00	356	360	356	360	4	82,356.44
14	9.051	9,818,638.50	9,682,900.00	477	480	357	360	3	25,955.17
15	9.250	176,121.97	174,400.00	356	360	356	360	4	560.94
16	8.995	1,825,408.38	1,797,000.00	356	360	356	360	4	5,890.94
17	8.872	3,538,856.74	3,497,800.00	355	360	355	360	5	11,250.30
18	8.375	289,324.08	283,200.00	352	360	352	360	8	977.38
19	9.002	112,270,669.68	111,081,900.50	357	360	357	360	3	370,691.42
20	8.989	40,146,828.07	39,610,250.00	477	480	357	360	3	106,595.53
21	9.500	524,853.03	520,000.00	357	360	357	360	3	1,672.53
22	8.456	873,239.29	865,200.00	357	360	357	360	3	3,107.67
23	8.478	846,525.46	840,400.00	478	480	358	360	2	2,431.44
24	9.000	342,888.10	340,000.00	358	360	358	360	2	1,093.57
25	8.875	445,612.70	437,400.00	476	480	356	360	4	1,158.43
26	8.590	4,747,048.19	4,712,550.00	357	360	357	360	3	15,764.09
27	8.500	391,488.93	390,000.00	479	480	359	360	1	1,232.95
28	8.830	3,814,540.01	3,785,150.00	358	360	358	360	2	12,788.58
29	8.642	3,787,702.79	3,758,500.00	478	480	358	360	2	10,453.63
30	8.409	296,093.22	295,500.00	359	360	359	360	1	1,001.04
31	8.500	242,172.63	236,250.00	351	360	351	360	9	815.35
32	8.592	9,013,486.91	8,946,950.00	358	360	358	360	2	31158.5
33	8.585	7,715,233.59	7,654,350.00	478	480	358	360	2	21513.98
34	8.500	405,745.87	400,000.00	356	360	356	360	4	1,380.48
35	8.875	199,856.21	196,800.00	356	360	356	360	4	679.20
36	9.250	478,944.42	472,000.00	477	480	357	360	3	1,308.25
37	8.750	577,208.27	575,000.00	359	360	359	360	1	1984.44
38	8.375	194,135.26	193,500.00	359	360	359	360	1	715.21
39	8.485	1,251,695.78	1,247,200.00	359	360	359	360	1	4,514.81
40	8.500	330,720.66	328,000.00	477	480	357	360	3	950.66
41	8.500	352,000.00	352,000.00	360	360	360	360	0	1,214.82
42	8.689	3,090,912.69	3,063,500.00	357	360	357	360	3	11000.51
43	8.375	795,232.01	792,000.00	479	480	359	360	1	2,295.49
44	8.519	1,794,112.53	1,779,900.00	358	360	358	360	2	6,222.18
45	8.750	1,242,104.39	1,234,500.00	478	480	358	360	2	3,653.94
46	9.375	918,744.51	920,000.00	476	480	356	360	4	2,781.16
47	8.250	302,794.70	303,000.00	355	360	355	360	5	1,118.43
48	9.375	217,182.82	216,000.00	354	360	354	360	6	797.30
49	9.478	2,305,000.67	2,292,000.00	354	360	354	360	6	8,314.93
50	9.190	8,872,162.17	8,842,600.00	355	360	355	360	5	32730.68
51	9.341	2,833,825.07	2,827,800.00	474	480	354	360	6	8,651.91
52	8.875	244,538.74	241,300.00	356	360	356	360	4	952.17
53	9.250	525,178.56	520,000.00	356	360	356	360	4	1,919.42
54	8.750	370,533.30	370,000.00	359	360	359	360	1	1516.54
55	8.500	718,559.67	716,100.00	479	480	359	360	1	2,612.71
56	8.375	157,801.74	156,000.00	477	480	357	360	3	492.34
57	8.432	630,372.92	628,350.00	359	360	359	360	1	2,392.23
58	8.750	309,392.14	308,000.00	479	480	359	360	1	853.69
59	8.704	1,083,804.48	1,079,050.00	359	360	359	360	1	4,221.25
60	8.750	442,884.78	441,400.00	479	480	359	360	1	1641.8
61	8.500	399,359.93	396,000.00	357	360	357	360	3	1,562.62
62	8.533	6,519,892.59	6,483,605.00	358	360	358	360	2	25,216.07
63	8.488	5,038,150.57	4,998,750.00	478	480	358	360	2	16,312.15
64	8.875	135,425.57	134,400.00	356	360	356	360	4	602.77
65	8.125	416,950.97	416,000.00	359	360	359	360	1	1,865.70
66	8.500	595,269.44	593,200.00	359	360	359	360	1	2551.3
67	8.750	108,272.51	108,000.00	359	360	359	360	1	514.99
68	9.000	525,890.38	521,250.00	357	360	357	360	3	2,337.74
69	8.375	427,259.75	425,000.00	478	480	358	360	2	1840.2
70	8.468	1,153,381.72	1,148,300.00	358	360	358	360	2	4,932.69
71	8.750	349,505.38	348,700.00	479	480	359	360	1	1,737.22
72	8.750	401,184.72	400,000.00	479	480	359	360	1	1,731.95
73	8.125	220,440.53	220,000.00	359	360	359	360	1	1,049.05
74	8.581	812,595.61	810,000.00	359	360	359	360	1	3,862.40
75	8.182	909,011.93	908,600.00	360	360	360	360	0	4,427.04
76	8.519	3,543,426.76	3,532,900.00	359	360	359	360	1	17,092.04

Loan Number	ARM Index	Gross Margin (%)	Months to Pmt Reset	Life Cap (%)	Life Floor (%)	Prepayment Penalty Term (months)	Prepayment Penalty Description	Max Negative Amortization (%)
1	One-Year MTA	3.946	9	11.626	3.946	0	None	110
2	One-Year MTA	3.488	12	11.950	3.488	0	None	110
3	One-Year MTA	4.032	10	11.950	4.032	6	Six Months of Interest on 80%	110
4	One-Year MTA	3.899	11	11.950	3.899	6	Six Months of Interest on 80%	110
5	One-Year MTA	3.237	4	9.950	3.237	12	Two Months of Interest on 67%	110
6	One-Year MTA	3.700	9	11.950	3.700	12	2%	110
7	One-Year MTA	3.950	8	11.950	3.950	12	2%	110
8	One-Year MTA	3.856	9	11.626	3.856	12	Six Months of Interest on 80%	110
9	One-Year MTA	3.564	9	11.443	3.564	12	Six Months of Interest on 80%	110
10	One-Year MTA	3.800	9	11.950	3.800	24	Two Months of Interest on 67%	110
11	One-Year MTA	3.705	9	11.664	3.705	24	2%	110
12	One-Year MTA	3.750	10	11.950	3.750	24	2%-1%	110
13	One-Year MTA	3.915	9	11.567	3.915	24	Six Months of Interest on 80%	110
14	One-Year MTA	4.021	10	11.588	4.021	24	Six Months of Interest on 80%	110
15	One-Year MTA	4.250	9	11.950	4.250	36	1%	110
16	One-Year MTA	3.995	9	11.446	3.995	36	Two Months of Interest on 67%	110
17	One-Year MTA	3.864	8	11.022	3.864	36	2%	110
18	One-Year MTA	3.325	5	9.950	3.325	36	Three Months of First-Year Interest	110
19	One-Year MTA	3.992	10	11.597	3.992	36	Six Months of Interest on 80%	110
20	One-Year MTA	3.977	10	11.582	3.977	36	Six Months of Interest on 80%	110
21	One-Year MTA	4.450	10	11.950	4.450	36	Lesser of 2% or Two Months of Interest	110
22	One-Year MTA	3.442	10	11.240	3.442	0	None	115
23	One-Year MTA	3.413	11	11.950	3.413	0	None	115
24	One-Year MTA	4.000	11	11.950	4.000	6	Six Months of Interest on 80%	115
25	One-Year MTA	3.800	9	11.950	3.800	6	Six Months of Interest on 80%	115
26	One-Year MTA	3.557	10	11.633	3.557	12	Six Months of Interest on 80%	115
27	One-Year MTA	3.448	12	11.950	3.448	12	Six Months of Interest on 80%	115
28	One-Year MTA	3.795	11	11.552	3.795	24	Six Months of Interest on 80%	115
29	One-Year MTA	3.635	11	11.950	3.635	24	Six Months of Interest on 80%	115
30	One-Year MTA	3.341	12	11.950	3.341	36	2%	115
31	COFI	3.500	4	9.950	3.500	36	Three Months of First-Year Interest	115
32	One-Year MTA	3.567	11	11.818	3.567	36	Six Months of Interest on 80%	115
33	One-Year MTA	3.576	11	11.846	3.576	36	Six Months of Interest on 80%	115
34	One-Year MTA	3.450	21	11.950	3.450	12	Six Months of Interest on 80%	110
35	One-Year MTA	3.800	21	11.950	3.800	24	Six Months of Interest on 80%	110
36	One-Year MTA	4.250	22	11.950	4.250	36	Six Months of Interest on 80%	110
37	One-Year MTA	3.750	24	11.950	3.750	6	Six Months of Interest on 80%	115
38	One-Year MTA	3.300	24	11.950	3.300	12	Two Months of Interest on 67%	115
39	One-Year MTA	3.480	24	11.950	3.480	12	Six Months of Interest on 80%	115
40	One-Year MTA	3.450	22	11.950	3.450	12	Six Months of Interest on 80%	115
41	One-Year MTA	3.500	25	11.950	3.500	24	Two Months of Interest on 67%	115
42	One-Year MTA	3.663	22	11.773	3.663	24	Six Months of Interest on 80%	115
43	One-Year MTA	3.300	24	11.950	3.300	24	Six Months of Interest on 80%	115
44	One-Year MTA	3.497	23	11.950	3.497	36	Six Months of Interest on 80%	115
45	One-Year MTA	3.750	23	11.009	3.750	36	Six Months of Interest on 80%	115
46	One-Year MTA	4.300	9	11.950	4.300	0	None	110
47	One-Year MTA	3.225	8	9.950	3.225	24	Two Months of Interest on 67%	110
48	One-Year MTA	4.370	7	9.950	4.370	24	5%-4%	110
49	One-Year MTA	4.428	7	10.562	4.428	24	Six Months of Interest on 80%	110
50	One-Year MTA	4.187	8	10.889	4.187	36	Six Months of Interest on 80%	110
51	One-Year MTA	4.333	7	10.485	4.333	36	Six Months of Interest on 80%	110
52	One-Year MTA	3.800	33	11.950	3.800	24	Six Months of Interest on 80%	110
53	One-Year MTA	4.250	33	11.950	4.250	36	Six Months of Interest on 80%	110
54	One-Year MTA	3.750	36	11.950	3.750	0	None	115
55	One-Year MTA	3.488	36	11.950	3.488	0	None	115
56	One-Year MTA	3.400	34	11.950	3.400	6	Six Months of Interest on 80%	115
57	One-Year MTA	3.386	36	11.950	3.386	12	Six Months of Interest on 80%	115
58	One-Year MTA	3.750	36	11.950	3.750	12	Six Months of Interest on 80%	115
59	One-Year MTA	3.650	36	11.950	3.650	24	Six Months of Interest on 80%	115
60	One-Year MTA	3.750	36	11.950	3.750	24	Six Months of Interest on 80%	115
61	One-Year MTA	3.488	34	11.950	3.488	36	2%	115
62	One-Year MTA	3.509	35	11.950	3.509	36	Six Months of Interest on 80%	115
63	One-Year MTA	3.472	35	11.950	3.472	36	Six Months of Interest on 80%	115
64	One-Year MTA	3.850	45	11.950	3.850	36	Six Months of Interest on 80%	110
65	One-Year MTA	3.150	48	11.950	3.150	0	None	115
66	One-Year MTA	3.507	48	11.950	3.507	12	Six Months of Interest on 80%	115
67	One-Year MTA	3.750	48	11.950	3.750	24	2%	115
68	One-Year MTA	3.950	46	11.950	3.950	24	Six Months of Interest on 80%	115
69	One-Year MTA	3.350	47	11.950	3.350	24	Six Months of Interest on 80%	115
70	One-Year MTA	3.451	47	11.950	3.451	36	Six Months of Interest on 80%	115
71	One-Year MTA	3.750	48	11.950	3.750	36	Six Months of Interest on 80%	115
72	One-Year MTA	3.750	60	11.950	3.750	0	None	115
73	One-Year MTA	3.150	60	11.950	3.150	12	Six Months of Interest on 80%	115
74	One-Year MTA	3.567	60	11.950	3.567	24	Six Months of Interest on 80%	115
75	One-Year MTA	3.159	61	11.950	3.159	36	2%	115
76	One-Year MTA	3.501	60	11.950	3.501	36	Six Months of Interest on 80%	115
Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each class of the Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-1 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	65	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.94	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-2 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	65	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.94	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class A-3 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	90	82	74	65	57
May 25, 2009	79	65	51	39	28
May 25, 2010	66	48	32	19	8
May 25, 2011	54	34	21	15	8
May 25, 2012	44	24	16	10	6
May 25, 2013	34	19	12	7	4
May 25, 2014	31	18	10	6	3
May 25, 2015	27	15	8	4	2
May 25, 2016	23	12	6	3	1
May 25, 2017	20	9	4	2	1
May 25, 2018	17	8	3	1	*
May 25, 2019	15	6	2	1	0
May 25, 2020	13	5	2	*	0
May 25, 2021	11	4	1	0	0
May 25, 2022	9	3	1	0	0
May 25, 2023	8	2	*	0	0
May 25, 2024	7	2	*	0	0
May 25, 2025	6	1	0	0	0
May 25, 2026	5	1	0	0	0
May 25, 2027	4	1	0	0	0
May 25, 2028	3	1	0	0	0
May 25, 2029	3	*	0	0	0
May 25, 2030	2	*	0	0	0
May 25, 2031	2	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	1	0	0	0	0
May 25, 2035	*	0	0	0	0
May 25, 2036	*	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	6.27	4.10	2.94	2.23	1.68
Average Life to Call**	5.91	3.80	2.72	2.05	1.55

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-1 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	71
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	5
May 25, 2016	62	32	15	7	2
May 25, 2017	53	25	11	5	0
May 25, 2018	46	20	8	2	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	5	0	0
May 25, 2021	29	10	3	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	5	0	0	0
May 25, 2025	15	4	0	0	0
May 25, 2026	13	2	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	5	0	0	0	0
May 25, 2032	4	0	0	0	0
May 25, 2033	1	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.99	8.60	6.49	5.18	4.80
Average Life to Call**	11.08	7.86	5.93	4.73	4.39

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-2 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	5
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	5	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	4	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	5	0	0	0
May 25, 2025	15	2	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	5	0	0	0	0
May 25, 2032	1	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.94	8.50	6.43	5.12	4.50
Average Life to Call**	11.07	7.81	5.90	4.70	4.12

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-3 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	1
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	*	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	3	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	6	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.90	8.44	6.39	5.09	4.40
Average Life to Call**	11.07	7.79	5.89	4.70	4.05

(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-4 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	6	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	6	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	4	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.86	8.40	6.37	5.06	4.36
Average Life to Call**	11.07	7.78	5.89	4.69	4.02

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-5 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	7	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	1	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	7	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.82	8.35	6.33	5.03	4.32
Average Life to Call**	11.07	7.77	5.88	4.68	4.00

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-6 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	8
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	8	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	8	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	9	0	0	0	0
May 25, 2029	1	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.78	8.32	6.30	5.01	4.27
Average Life to Call**	11.07	7.77	5.88	4.68	3.97

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-7 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	*
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	4	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	10	0	0	0
May 25, 2022	25	2	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	6	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.73	8.26	6.27	4.98	4.25
Average Life to Call**	11.07	7.76	5.88	4.68	3.97
(*)	Indicates a number greater than zero but less than 0.5%.

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-8 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	0
May 25, 2015	71	39	21	10	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	11	0	0
May 25, 2018	46	20	0	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	13	0	0	0
May 25, 2021	29	9	0	0	0
May 25, 2022	25	0	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	13	0	0	0	0
May 25, 2027	11	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.66	8.21	6.22	4.94	4.20
Average Life to Call**	11.07	7.76	5.88	4.67	3.95

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

Percent of Initial Certificate Principal Balance Outstanding at the
Following Percentages of the Prepayment Assumption

	Class M-9 Certificates
Prepayment Assumption	50%	75%	100%	125%	150%
Distribution Date
Initial Percentage	100%	100%	100%	100%	100%
May 25, 2008	100	100	100	100	100
May 25, 2009	100	100	100	100	100
May 25, 2010	100	100	100	100	100
May 25, 2011	100	100	85	60	41
May 25, 2012	100	95	64	41	26
May 25, 2013	100	76	47	28	16
May 25, 2014	82	49	28	15	0
May 25, 2015	71	39	21	0	0
May 25, 2016	62	32	15	0	0
May 25, 2017	53	25	5	0	0
May 25, 2018	46	20	0	0	0
May 25, 2019	39	16	0	0	0
May 25, 2020	34	12	0	0	0
May 25, 2021	29	0	0	0	0
May 25, 2022	25	0	0	0	0
May 25, 2023	21	0	0	0	0
May 25, 2024	18	0	0	0	0
May 25, 2025	15	0	0	0	0
May 25, 2026	10	0	0	0	0
May 25, 2027	1	0	0	0	0
May 25, 2028	0	0	0	0	0
May 25, 2029	0	0	0	0	0
May 25, 2030	0	0	0	0	0
May 25, 2031	0	0	0	0	0
May 25, 2032	0	0	0	0	0
May 25, 2033	0	0	0	0	0
May 25, 2034	0	0	0	0	0
May 25, 2035	0	0	0	0	0
May 25, 2036	0	0	0	0	0
May 25, 2037	0	0	0	0	0
Average Life to Maturity**	11.55	8.12	6.15	4.89	4.15
Average Life to Call**	11.07	7.75	5.88	4.67	3.94

(**)
The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Distribution Dates

The final scheduled distribution date with respect to the Offered Certificates will be the distribution date in July 2037, which is the distribution date in the month following the month of the last possible scheduled monthly payment of a mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date.

DESCRIPTION OF THE CERTIFICATES

General

The Mortgage Backed Pass-Through Certificates, Series 2007-OA1 Certificates will consist of fifteen classes of certificates, twelve of which are offered hereby. Only the Offered Certificates are offered by this prospectus supplement.

The Class CE, Class R-X and the Class R Certificates, which are not offered hereby, will be entitled to distributions on any distribution date only after all required distributions have been made on the Offered Certificates. The Certificate Principal Balance of the Class CE Certificates as of any date of determination will be equal to aggregate Stated Principal Balance of the mortgage loans minus the aggregate Certificate Principal Balance of all other classes of certificates and will be entitled to distributions as provided in the Agreement. The Class R-X Certificates and Class R Certificates will not have a principal balance and will not be entitled to distributions of interest.

Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance as set forth on page S-5 hereof and will have the Pass-Through Rate as defined under “Glossary” in this prospectus supplement. The Pass-Through Rate on each class of the Class A Certificates and Class M Certificates will be limited to the Available Funds Cap Rate. The holders of the Class A Certificates and Class M Certificates will not be entitled to recover interest in excess of the Available Funds Cap Rate on any future distribution date, except to the extent of available Net Monthly Excess Cashflow deposited in the Available Funds Shortfall Reserve Fund as provided in “—Overcollateralization Provisions” below.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to certificateholders in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Transfer Unit, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of the class at the location specified by the Securities Administrator in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, certificateholders may experience delays in their receipt of payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificateholders will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and certificateholders will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which certificateholders have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective certificateholders. Accordingly, although certificateholders will not possess definitive certificates, the Rules provide a mechanism by which certificateholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a certificateholder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, certificateholders may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Custodian, the Subservicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to certificateholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (2) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (3) after the occurrence of an event of default, certificateholders representing in the aggregate not less than 51% of the voting rights of the Book-Entry Certificates advise the Securities Administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the certificateholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all certificateholders through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual certificateholders, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Calculation of One-Month LIBOR for the Class A Certificates and Class M Certificates

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR for the next Accrual Period for the Class A Certificates and Class M Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Reuters Screen LIBOR01 Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

On each LIBOR Determination Date, if the rate does not appear or is not available on Reuters Screen LIBOR01 Page, One-Month LIBOR for the related Accrual Period for the Class A Certificates and Class M Certificates will be established by the Securities Administrator as follows:

(a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to Class A Certificates and Class M Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Allocation of Available Funds

Distributions to holders of the Class A Certificates and Class M Certificates will be made on each distribution date from the Available Distribution Amount.

Interest Distributions on the Class A Certificates and Class M Certificates

On each distribution date the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount for such distribution date consisting of the Interest Funds for such distribution date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the remaining Interest Funds for such distribution date:

(i)    to the Class A Certificates, pro rata based on entitlement, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for each such class for such distribution date; and

(ii)    from the remaining Interest Funds, sequentially to the Class M-1, Class M-2, , Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Monthly Interest Distributable Amount for each such class for such distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Subservicer or Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the Monthly Interest Distributable Amounts with respect to the Class A Certificates and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date.

Principal Distributions on the Class A Certificates and Class M Certificates

Except as provided below, on each distribution date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)    first, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, until the Certificate Principal Balances of each such class is reduced to zero; and

(ii)    from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

On each distribution date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Certificates and Class M Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

(i)    first, the Class A Principal Distribution Amount concurrently to the Class A-1, Class A-2 and Class A-3 Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, until their Certificate Principal Balances are reduced to zero; and

(ii)    from the remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount up to the related Subordinate Class Principal Distribution Amount for such class, in each case until its Certificate Principal Balance has been reduced to zero.

The allocation of distributions in respect of principal to the Class A Certificates on each distribution date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Issuing Entity of the Subordinate Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Allocation of Net Deferred Interest

On each Distribution Date, Net Deferred Interest will be allocated among Class A Certificates and Class M Certificates in an amount equal to the excess, if any, for each such class of:

•	the amount of interest that accrued on such class of certificates at its respective Pass-Through Rate during the related Accrual Period related to that Distribution Date, over

•	the amount of current interest that would have accrued had the Pass-Through Rate for that class of certificates equaled the Adjusted Cap Rate for that Distribution Date.

Any Net Deferred Interest allocated to a class of certificates will be added to the Certificate Principal Balance of that class of certificates.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, excess interest and overcollateralization, as described under “—Overcollateralization Provisions” below.

The rights of the holders of the Subordinate Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates and the Class CE Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any distribution date, prior to distributions on the Subordinate Certificates and the Class CE Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates and the Class CE Certificates.

The rights of the holders of Subordinate Certificates with higher payment priorities to receive distributions in respect of interest and principal will be senior to the rights of holders of Subordinate Certificates with lower payment priorities and the rights of the holders of the Subordinate Certificates to receive distributions will be senior to the rights of the holders of the Class CE Certificates to receive distributions, in each case to the extent described in this prospectus supplement.

The subordination feature is intended to enhance the likelihood of regular receipt of principal and interest distributions by the holders of more senior certificates of distributions and to afford such holders protection against Realized Losses.

Overcollateralization Provisions

Interest collections on the mortgage loans are expected to be generated in excess of the fees and expenses payable by the Issuing Entity and the amount of interest payable to the holders of the Class A Certificates and Class M Certificates. In addition, on or after the Stepdown Date, so long as no Trigger Event is in effect, the Overcollateralized Amount may be reduced by the application of the Overcollateralization Release Amount.

The Agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on such distribution date as follows:

(i)    to the holders of the class or classes of Class A Certificates and Class M Certificates then entitled to receive distributions in respect of principal, up to an amount equal to any Extra Principal Distribution Amount, payable to such holders as part of the Principal Distribution Amount as described under “—Allocation of Available Funds—Principal Distributions on the Class A Certificates and Class M Certificates” above;

(ii)    sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount equal to the sum of the Unpaid Interest Shortfall Amount for each such class for such distribution date;

(iii)   sequentially, to the Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount equal to the Allocated Realized Loss Amount for each such class;

(iv)   to the Available Funds Shortfall Reserve Fund to the extent needed to pay any Available Funds Shortfall Amount for the Class A Certificates, on a pro rata basis, based on the entitlement of each such class; provided that any Net Monthly Excess Cashflow so allocated to Available Funds Shortfall Reserve Fund shall be allocated to pay the Available Funds Shortfall Amounts owed to these certificates and will be distributed to each such class of certificates with respect to which there remains any unpaid Available Funds Shortfall Amount, on a pro rata basis, based on the amount of such unpaid Available Funds Shortfall Amount;

(v)    to the Available Funds Shortfall Reserve Fund to the extent needed to pay any Available Funds Shortfall Amount for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, based on the entitlement of each such class; provided that any Net Monthly Excess Cashflow so allocated to Available Funds Shortfall Reserve Fund shall be allocated to pay the Available Funds Shortfall Amounts owed to these certificates and will be distributed to each such class of certificates with respect to which there remains any unpaid Available Funds Shortfall Amount, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case up to an amount of such unpaid Available Funds Shortfall Amount; and

(vi)    to the holders of the Class CE, Class R-X and the Class R Certificates, as provided in the Agreement.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the Trust Fund, while the Certificates are outstanding.

All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Master Servicer Fee(1)(2)	0.0125% per annum	Mortgage Loan Collections
Servicer Fee(2)	0.3750% per annum	Mortgage Loan Collections

(1)	The Master Servicer receives a single combined fee that covers both of the function of the Securities Administrator and the Master Servicer.
(2)	The Master Servicing Fee and Servicing Fee are each paid on a first priority basis from collections on the mortgage loans, prior to distributions to certificateholders.

In addition to the foregoing, the fee of the Master Servicer and the Securities Administrator will also include interest earned on investments in the Certificate Account. The Master Servicer will also pay the Trustee’s fee and the Custodian’s fee.

The Servicer will pay the Subservicer’s fee pursuant to the subservicing agreement.

Allocation of Losses; Subordination

Any Realized Losses on the mortgage loans will be allocated on any distribution date, first, to Net Monthly Excess Cashflow, through a distribution of the Extra Principal Distribution Amount for that distribution date, second, in reduction of the Overcollateralized Amount, which will also result in a reduction of the Certificate Principal Balance of the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5 Certificates, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, eleventh, to the Class M-1 Certificates, twelfth, to the Class A-3 Certificates, and thirteenth, to the Class A-2 Certificates, in each case in until the Certificate Principal Balance thereof is reduced to zero.

Once Realized Losses have been allocated to the Class A-2, Class A-3 or Class M Certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Class A-2, Class A-3 or Class M Certificates from Net Monthly Excess Cashflow from the mortgage loans, according to the priorities set forth under “—Overcollateralization Provisions” above.

The Agreement does not permit the allocation of Realized Losses to the Class A-1 Certificates. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class A-2, Class A-3 or Class M Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the class of Class A-2, Class A-3 or Class M Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of certificates, and so on. Holders of such certificates will not be entitled to any payment in respect of any Monthly Interest Distributable Amount on the amount of such increases for any Accrual Period preceding the distribution date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each certificate of such class in accordance with its respective percentage interest.

P&I Advances

Subject to the following limitations, the Subservicer will be required pursuant to the related subservicing agreement to advance on or prior to each servicer remittance date, an amount equal to the monthly minimum payment which was due on the related mortgage loan during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Advances made by the Subservicer will be made from its own funds or funds in the related Custodial Account that are not required to be remitted by such Subservicer to the Master Servicer for deposit to the Certificate Account for the related distribution date. If the Subservicer fails to make any required advances, the Servicer will be obligated to do so.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Servicer or the Subservicer, as applicable, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

Neither the Subservicer nor the Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Servicer or the Subservicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Servicer or the Subservicer, as applicable, to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer or the Subservicer, as applicable, out of any funds in the Certificate Account prior to the distributions on the certificates. In the event the Subservicer and the Servicer fails in their respective obligations to make any such advance, the Master Servicer, as successor Servicer, will be obligated to make any such advance, to the extent required in the Agreement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the Servicer or the Subservicer to be in the best interest of the certificateholders, the Servicer or Subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the Sponsor’s standards. The mortgage note related to a mortgage loan cannot be extended beyond the maturity thereof. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut-off Date, but not less than the Servicing Fee Rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission after the initial issuance of the certificates. The Issuing Entity created under the Agreement will consist of the following: (1) the mortgage loans; (2) collections in respect of principal and interest on the mortgage loans received after the Cut-off Date (other than payments due on or before the Cut-off Date); (3) the amounts on deposit in the Certificate Account; (4) certain insurance policies maintained by the related mortgagors or by or on behalf of the Servicer or the Subservicer in respect of the mortgage loans; (5) an assignment of the Depositor’s rights under the Mortgage Loan Purchase Agreement; and (6) proceeds of the foregoing. The Offered Certificates will be transferable and exchangeable at the office designated by the Securities Administrator for such purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Alliance Securities Corp., 1000 Marina Boulevard, Suite 100, Brisbane, California 94005 and its phone number is (650) 952-1000.

Assignment of the Mortgage Loans

The Depositor will deliver to the Custodian on behalf of the Trustee with respect to each mortgage loan (1) the mortgage note endorsed without recourse in blank or to the Trustee to reflect the transfer of the mortgage loan or a lost note affidavit with indemnity, (2) the original mortgage with evidence of recording indicated thereon and (3) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the mortgage loan.

In addition, the Sponsor made certain representations and warranties to the Depositor in the mortgage loan purchase agreement with respect to the mortgage loans. The Trustee will be assigned all right, title and interest in the mortgage loan purchase agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(a)    The information set forth in the mortgage loan schedule is true and correct in all material respects as of the Closing Date; provided, however, that the Sponsor makes no representation with respect to any field in the mortgage loan schedule regarding the occupancy of the property other than to confirm that the stated occupancy was that made by the related mortgagor in the related loan application;

(b)    Immediately prior to the sale of the mortgage loans pursuant to the mortgage loan purchase agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the mortgage loan purchase agreement;

(c)    As of the Closing Date, the improvements on each mortgaged property securing a mortgage loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the mortgaged property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such mortgage loan or the outstanding principal balance of the mortgage loan, but in no event in an amount less than an amount that is required to prevent the mortgagor from being deemed to be a co-insurer thereunder;

(d)    Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and, to the Sponsor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

(e)    The mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(f)    A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the Sponsor and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements;

(g)    As of the Closing Date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor, any of its respective affiliates nor any servicer has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(h)    The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the Trustee on behalf of the certificateholders; and

(i)     At the time of origination, each mortgaged property was the subject of an appraisal which conforms to the underwriting requirements of the Sponsor; the mortgage file contains an appraisal of the applicable mortgaged property.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of the certificateholders or of the Depositor in any of the mortgage loans, the Sponsor shall, within 90 days from the date of its discovery or receipt of notice thereof, cure such breach or repurchase event in all material respects or shall either (i) repurchase such mortgage loan from the Issuing Entity at the repurchase price, or (ii) substitute one or more eligible substitute mortgage loans for such mortgage loan, in each case in the manner and subject to the conditions set forth in mortgage loan purchase agreement. The obligations of the Sponsor to cure, repurchase or substitute shall constitute the sole and exclusive remedy respecting a breach of such representations and warranties available to the Depositor, the Issuing Entity and the certificateholders against the Sponsor.

The Trustee will be required under the Agreement to use reasonable efforts to enforce this repurchase for the benefit of the certificateholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. In instances where the Sponsor is unable, or disputes its obligation, to repurchase affected mortgage loans, the Trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the Sponsor that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the Offered Certificates. In accordance with the above described practices, the Trustee will not be required to enforce any repurchase obligation of the Sponsor arising from any misrepresentation by the Sponsor, if the Trustee receives an opinion of counsel or an officer’s certificate stating that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Sponsor fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party.

Neither the Depositor nor the Trustee will be obligated to repurchase a mortgage loan if the Sponsor defaults on its obligation to do so, and no assurance can be given that the Sponsor will carryout its repurchase obligations. A default by the Sponsor is not a default by the Depositor or by the Trustee.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will be the Trustee under the Agreement. The Trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - AB07O1, or such other address as the Trustee may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer, the Servicer and the Securities Administrator. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has been and currently is acting as Trustee for numerous asset-backed securities transactions involving similar pool assets to those found in this transaction.

DBNTC is providing the information in the foregoing paragraph at the Depositor’s request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the Agreement. The Trustee’s duties are limited solely to its express obligations under the Agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) appointing any co-trustee or separate trustee; (iii) executing and delivering to the Subservicer or Servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by the Servicer); (iv) providing any notifications of default; (v) waiving any permitted defaults; and (vi) all other administrative functions as set forth under the Agreement. See “Pooling and Servicing Agreement” in this prospectus supplement.

DBNTC also will act as a Custodian of the mortgage files pursuant to the a separate custodial agreement. Please see “The Custodian” below.

Trust Administration

In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed under the terms of the Agreement, a successor Trustee shall promptly be appointed by the Securities Administrator. If no such successor trustee is appointed within the 30 day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the Trustee in respect of its obligations under the Agreement, the Trustee’s annual fee will be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer, and such compensation will not be an expense of the Trust.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the Agreement. In addition, the Trustee shall be indemnified by the Servicer for any losses, liabilities or expenses resulting from the Servicer’s breach of its obligations as provided in the Agreement. The Trustee’s duties are limited solely to its express obligations under the Agreement.

The Trustee, prior to the occurrence of an event of default of the Master Servicer and after the curing or waiver of all events of default of the Master Servicer which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Agreement as duties of the Trustee, including:

(a)    Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Agreement.

(b)    Except for those actions that the Trustee is required to take under the Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Agreement.

If an event of default of the Master Servicer has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a)    Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b)    The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement.

(c)    Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

If an event of default of the Master Servicer shall occur, then, and in each and every such case, so long as such event of default of the Master Servicer shall not have been remedied, the Trustee or the certificateholder entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the Trust Fund, other than its rights as a certificateholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee or another successor appointed as set forth in the Agreement shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make P&I Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as in this prospectus supplement above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. The Depositor, the Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default of the Master Servicer, the Trustee shall transmit by mail to all certificateholders notice of each such event of default of the Master Servicer hereunder known to the Trustee, unless such event of default of the Master Servicer shall have been cured or waived.

Upon written request of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Trustee will afford such certificateholders access during business hours to the most recent list of certificateholders held by the Trustee.

The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee’s performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Trustee’s obligations and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Agreement.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the trustee if the Trustee ceases to be eligible to continue under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at anytime by the holders of Certificates evidencing not less than 51% of the voting rights in the Issuing Entity. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

  Reports to Certificateholders

On each distribution date, the Securities Administrator will make available to each certificateholder a statement more specifically described in the Agreement but generally setting forth, among other information:

•    the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•    the total cash flows received and the general sources thereof;

•    the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•    the amount, if any, of the distribution allocable to principal (by class);

•    the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•    the amount, if any, of the distribution allocable to prepayment premiums;

•    the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•    interest rates, as applicable, to the pool assets and securities;

•    the beginning and ending balance of the Available Funds Shortfall Reserve Fund, if any, together with any material activity;

•    the outstanding principal balance of each class after giving effect to the distribution of principal on the distribution date;

•    the aggregate amount of P&I Advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•    information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•    pursuant to the methodology in the Agreement, the number and aggregate principal balance of any mortgage loans in the mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•    the book value of any real estate acquired by the Issuing Entity through foreclosure or by a deed in lieu of foreclosure;

•    any Net Deferred Interest allocated to any classes;

•    any other material information as required under the Agreement.

The Securities Administrator will make the monthly statement available through its website which shall initially be located at www.ctslink.com. Assistance in using the website can currently be obtained by calling the Securities Administrator’s investor relations desk at (866) 846-4526. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The location of such web page and the procedures used therein are subject to change from time to time at the Securities Administrator’s discretion. The Securities Administrator shall have the right to change the way monthly distribution statements are distributed in order to make such distribution more convenient and/or more accessible to interested parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes. The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing such monthly statements, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto). As a condition to access the Securities Administrator’s website, the Securities Administrator may require registration and the acceptance of a disclaimer. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of certificates contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Periodic Reports”.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer and as Securities Administrator under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Under the terms of the Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

The Master Servicer will not ultimately be responsible for the performance of the servicing activities by the Servicer or the Subservicer. If the Servicer commits an event of default under the Agreement, then the Master Servicer is obligated to terminate the Servicer and the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) will become successor servicer, as provided in the Agreement. See “Servicing of the Mortgage Loans— Servicer Event of Default; Servicer Indemnity” in this prospectus supplement.

In addition, on behalf of the Servicer, the Subservicer shall be required to provide to the Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the Servicer or the Subservicer, as applicable, has determined that there is a Realized Loss with respect to a mortgaged property, the Master Servicer shall review and approve all Realized Loss calculations contained in such liquidation report.

As compensation for its services under the Agreement, the Master Servicer shall be entitled to the Master Servicing Fee and investment income on the funds on deposit in the Certificate Account. The Master Servicer will also be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to the payment of any amounts to the certificateholders.

Upon written request of three or more certificateholders of record, for purposes of communicating with other certificateholders with respect to their rights under the Agreement, the Securities Administrator will afford such certificateholders access during normal business hours to the most recent list of certificateholders held by the Securities Administrator.

The Agreement will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Master Servicer, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Master Servicer’s performance, in accordance with the provisions of the Agreement) incurred by the Master Servicer, in connection with any pending or threatened claim or legal action relating to the Agreement, the mortgage loans or the Certificates or incurred in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Master Servicer’s obligations, and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Master Servicer’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Master Servicer’s obligations and duties under the Agreement.

The Custodian

Deutsche Bank National Trust Company (“DBNTC”) will act as a custodian of the mortgage files pursuant to the custodial agreement. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the Trustee. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the custodial agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their content.

The Subservicer

The mortgage loans will be subserviced by GMAC Mortgage, LLC.

GMAC

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As Subservicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities for the mortgage loans will be equal to the Servicing Fee. The principal compensation to be paid to the Subservicer of the mortgage loans will be a subservicing fee paid pursuant to the subservicing agreement. As additional servicing compensation, the Subservicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account in respect of mortgage loans serviced by it. Neither the Subservicer or the Servicer is entitled to retain any prepayment charges or penalties. The Servicer is obligated to offset, or cause the Subservicer to offset, any Prepayment Interest Shortfall in respect of the mortgage loans on any distribution date with Compensating Interest to the extent of the Servicing Fee for such Due Period. As additional compensation, the Servicer or the Subservicer will be entitled to receive any Prepayment Interest Excess with respect to the mortgage loans. The Servicer, or the Subservicer on its behalf, is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Servicer or the Subservicer in connection with its responsibilities under the Agreement or the related subservicing agreement. However, the Servicer or the Subservicer is entitled to reimbursement therefor as provided in the Agreement or the subservicing agreement.

The Subservicer will be required to represent that it will accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates and the Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class CE Certificates. At all times 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates shall be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests in such class represented thereby.

Termination

The Servicer will have the option on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the Cut-off Date Balance to purchase all remaining mortgage loans and other assets in the trust, thereby effecting early retirement of the certificates. If the Servicer does not exercise its option to purchase the mortgage loans, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the issuing entity, and thereby effect termination and early retirement of the certificates on any distribution date that the aggregate Stated Principal Balance of the mortgage loans, remaining in the trust has been reduced to less than or equal to 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date.

Any such purchase of mortgage loans and other assets of the Issuing Entity shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed P&I Advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including, the first day of the month in which such repurchase price is distributed and (c) any outstanding amounts owed to the Master Servicer, Securities Administrator, Trustee, Servicer, Subservicer and Custodian.

The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

The obligations created by the Agreement (other than the limited payment and notice obligations of the Securities Administrator, Trustee and Depositor, respectively) will terminate upon the payment to certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to the Agreement following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase of the mortgage loans and other assets of the Issuing Entity by the Servicer or the Depositor or by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below).

In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Securities Administrator which will be specified in the notice of termination.

The early termination may adversely affect the yield to holders of the Offered Certificates. An optional purchase of the mortgage loans in the Issuing Entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the Offered Certificates. If a REMIC election has been made, the termination of the Issuing Entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the Issuing Entity or any certificateholder as sellers of the assets of the Issuing Entity.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans will be serviced and administered pursuant to the Agreement and a subservicing agreement. The following summaries describe the material servicing-related provisions that appear in the Agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The Servicer, will be obligated under the Agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the certificateholders, in accordance with applicable law, the terms of the Agreement, the mortgage loans and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the Servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the Servicer will cause the Subservicer to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The Subservicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standards of and the terms of the Agreement and the servicing standards generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the Issuing Entity. Consistent with the foregoing, the Servicer or the Subservicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan only if such waiver would maximize recovery of the total proceeds taking into account the value of such prepayment premium and related mortgage loan and doing so is standard and customary in servicing mortgage loans similar to the mortgage loans (including any waiver of a prepayment premium in connection with the refinancing of a mortgage loan that is related to a default or reasonably foreseeable default). In no event will the Servicer or the Subservicer waive a prepayment premium in connection with the refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

Under the Agreement, the Servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans, the Servicer, for example, may allow the Subservicer to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the Subservicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan.

All of the mortgage loans contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the Servicer or the Subservicer, as applicable, will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize any applicable credit enhancement arrangements. If applicable law prevents the Servicer or Subservicer, as applicable, from enforcing a due-on-sale or due-on-encumbrance clause or if the Servicer or Subservicer, as applicable, determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the Servicer or Subservicer, as applicable, may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the Servicer or Subservicer, as applicable, shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The Servicer or the Subservicer, as applicable, may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the Servicer or Subservicer for processing these requests will be retained by the Servicer or Subservicer, as applicable, as additional servicing compensation.

The Servicer or Subservicer, as applicable, will also be required to perform other customary functions of a servicer of comparable loans, including, if applicable, maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.

Subservicers

The Servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers including but not limited to the Subservicer, but the Servicer will remain liable for its obligations under the Agreement. The Servicer will be solely liable for all fees owed by it to the Subservicer, regardless of whether the Servicer’s compensation pursuant to the Agreement is sufficient to pay the Subservicer’s fees. The Subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the Master Servicer for making the same expenditures.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the Servicer will be required, in a manner consistent with the servicing standards set forth in the Agreement, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, a determination regarding whether to proceed with the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The Servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standards set forth in the Agreement. In addition, neither the Servicer or the Subservicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related certificateholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds.

Neither the Servicer or the Subservicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The Servicer will not be liable to the certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the Servicer or Subservicer, as applicable, may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Servicer or Subservicer, as applicable, is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the Issuing Entity if it has not been removed previously. The Servicer or Subservicer, as applicable, may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the Servicer (or any subservicer) from any amounts otherwise distributable to holders of Offered Certificates, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the Servicer or Subservicer, as applicable, may pass through less than the full amount it expects to receive from the related mortgage loan; however, the Servicer or Subservicer, as applicable, may only do this if the it reasonably believes it will maximize the proceeds to the certificateholders in the aggregate. To the extent the Servicer or Subservicer, as applicable, receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Subsequent Recoveries. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most senior class of certificates that has been allocated Realized Losses may be increased. However, the holders of any Offered Certificates whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their certificates was lower.

A defaulted mortgage loan may be removed from the Issuing Entity prior to the final liquidation thereof. In addition, the Agreement grants to the Servicer a right of first refusal to purchase from the Issuing Entity, at the purchase price as provided in the Agreement, any mortgage loan as to which a specified number of scheduled payments are delinquent. This purchase price may be insufficient to fully fund the entitlements of certificateholders to principal and interest.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Trustee or to its nominee on behalf of certificateholders. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by the Issuing Entity, the Servicer, on behalf of the Issuing Entity, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the Servicer or Subservicer, as applicable, generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by the Issuing Entity, the Servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the Servicer and the Subservicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the Issuing Entity will realize a loss in the amount of the difference. The Servicer and the Subservicer will each be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the Servicer will be entitled to retain the gain as additional servicing compensation.

Servicer Event of Default; Servicer Indemnity

The Master Servicer will supervise, monitor and oversee the performance by the Servicer of its obligations under the Agreement. If an event of default of the Servicer has occurred and has not been cured or waived, the Master Servicer shall exercise such of the rights and powers vested in it by the Agreement. Such rights and powers may include:

(a)    Execute and deliver, on behalf of the Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Servicer, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

(b)    Pursuant to the terms of the Agreement, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) will become, or appoint another party as, the successor in all respects to the Servicer after the Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions of the Agreement.

(c)    Upon any termination or appointment of a successor to the Servicer, the Master Servicer shall give prompt written notice thereof to certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

If an event of default of the Servicer shall occur, then, and in each and every such case, so long as such event of default of the servicer shall not have been remedied, the Master Servicer or the certificateholder entitled to at least 51% of the voting rights, by notice in writing to the Servicer (and to the Master Servicer if given by such Holders of Certificates), with a copy to the Rating Agencies, shall terminate all of the rights and obligations (but not the liabilities) of the Servicer and in and to the Trust Fund, other than its rights as a certificateholder; provided, however, that the successor to the Servicer shall have accepted the duties of Servicer effective upon the resignation or termination of the Servicer. On or after the delivery to the Servicer of such notice, all authority and power of the Servicer, whether with respect to the Certificates (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer), and, without limitation, the Subservicer (or, if applicable, the Master Servicer) is authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Servicer. The Servicer agrees to cooperate with (and pay any related costs and expenses of) the Subservicer (or, if applicable, the Master Servicer) in effecting the termination of the Servicer’s responsibilities and right, including, without limitation, the transfer to the Subservicer (or, if applicable, the Master Servicer) or another successor Servicer for administration by it of (i) the property and amounts which are then or should be part of the Issuing Entity or which thereafter become part of the Issuing Entity; (ii) originals or copies of all documents of the Servicer reasonably requested by the Subservicer (or, if applicable, the Master Servicer) to enable a successor to assume the Servicer’s duties; (iii) the rights and obligations of the Servicer under the related subservicing agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Servicer or should have been deposited to the Certificate Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Servicer receives a notice of termination, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) as successor servicer appointed as set forth in the Agreement, shall be the successor in all respects to the Servicer in its capacity as Servicer under the Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Servicer including the obligation to make P&I Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Agreement shall not be considered a default by the Subservicer as successor servicer. As compensation therefor, the Subservicer as successor servicer shall be entitled to all funds relating to the mortgage loans which the Servicer would have been entitled to charge to the Certificate Account if the Servicer had continued to act. If the Subservicer (or, if applicable, the Master Servicer) has become the successor to the Servicer, then notwithstanding the above, if the Subservicer (or, if applicable, the Master Servicer) shall be unwilling to so act, or shall be unable to so act, the Subservicer (or, if applicable, the Master Servicer) may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Pending appointment of a successor to the Servicer, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) shall act in such capacity as in this prospectus supplement above provided. In connection with such appointment and assumption, the Subservicer (or if the Subservicer is ineligible to act as successor servicer, the Master Servicer) may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer. The Depositor, the Subservicer, the Master Servicer and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor Servicer be liable for the acts or omissions of the predecessor Servicer.

Upon any such termination or appointment of a successor to the Servicer, the Securities Administrator shall give prompt notice thereof to certificateholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default of the Servicer, the Securities Administrator shall transmit by mail to all certificateholders notice of each such event of default of the Servicer hereunder known to the Master Servicer, unless such event of default of the Servicer shall have been cured or waived.

The Agreement will provide that the Servicer and any director, officer, employee or agent of the Servicer will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Servicer, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Servicer’s performance, in accordance with the provisions of the Agreement) incurred by the Servicer, in connection with any pending or threatened claim or legal action relating to the Agreement, the mortgage loans or the Certificates or incurred in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of the Servicer’s obligations, and duties under the Agreement or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Servicer’s obligations and duties under the Agreement.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance by the servicing function participant on a platform level basis and will identify any material instances of noncompliance.

The Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Master Servicer, the Depositor and the Securities Administrator, on or before a specified date in March of each year beginning in 2008, of a separate annual statement of compliance from each servicer, as described in item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Servicer has fulfilled in all material respects its obligations under the Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Securities Administrator at its Corporate Trust Office. These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required by Regulation AB.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This discussion has been prepared with the advice of Thacher Proffitt & Wood llp, counsel to the Depositor. This discussion is directed solely to certificateholders that hold the Offered Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any real estate mortgage investment conduit or other issuing entity) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Offered Certificates. See “State and Other Tax Consequences” herein. Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. For purposes of this section, “Certificateholder” and “Holder” are defined as the beneficial owner of an Offered Certificate.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon Sections 860A 860G of the Code (the “REMIC Provisions”) and the Treasury regulations issued thereunder (the “REMIC Regulations”).

Classification of the REMICs

Upon the issuance of the Certificates, Thacher Proffitt & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, each of the designated portions of the Trust to be elected to be treated as a “REMIC” will qualify as a real estate mortgage investment conduit (“REMIC”) under the Code. For federal income tax purposes, (a) the separate certificated or non-certificated regular interests in each REMIC will be the “regular interests” in such REMIC, (b) a Residual Certificate (or a “residual interest” represented thereby) will represent the sole class of “residual interests” in each REMIC and (c) the Offered Certificates and the Class CE Certificates (exclusive of any right of the holders of such certificates to receive payments from or any obligation to make payments to the Available Funds Shortfall Reserve Fund in respect of Available Funds Shortfall Amounts) will evidence the “regular interests” in a REMIC and will be generally treated as representing ownership of debt instruments of such REMIC.

If an entity electing to be treated as a REMIC, such as the Trust, fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related interest in such entity may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for such status are not satisfied. The Agreement will include provisions with respect to the Trust designed to maintain each REMIC’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any REMIC as a REMIC will be inadvertently terminated.

For purposes of this discussion, the Offered Certificates will be referred to as the “REMIC Regular Certificates”, and the Residual Certificates will be referred to as the “REMIC Residual Certificates”.

Characterization of Investments in REMIC Regular Certificates

Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC and the right to receive payments in respect of Available Funds Shortfall Amounts (“Carryover Amounts”). The Offered Certificates shall be referred to as the “Carryover Certificates”. The Available Funds Shortfall Reserve Fund (the “Reserve Fund”) is not an asset of any REMIC.

The treatment of amounts received by a holder of a Carryover Certificate under that certificateholder’s right to receive a Carryover Amount will depend on the portion, if any, of the certificateholder’s purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments in respect of Carryover Amounts in accordance with the relative, fair market values of each property right. The Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Carryover Certificates with respect to a Carryover Amount as includible in income based on the regulations relating to notional principal contracts. Other characterizations of the right to receive Carryover Amounts are possible, such as a partnership interest, that could affect the timing or character of any income related to such rights and cause any such payments to be subject to withholding tax for non-U.S. certificateholders. The discussion below assumes that the rights with respect to Carryover Amounts are correctly characterized as notional principal contract rights.

The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments in respect of the Carryover Amounts may be treated as having more than an insignificant value. Information regarding such amounts will be available from the Securities Administrator upon request. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments in respect of Carryover Amounts. If an argument of this kind were to be sustained, the Carryover Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC Regular Interest and the right to receive payments in respect of Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Carryover Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under these regulations with respect to the Carryover Certificates. Ownership of the right to Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a “Notional Principal Contract.”

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction with respect to any Carryover Amount should be treated as ordinary income or as an ordinary deduction.

Because a beneficial owner of any Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Carryover Amount would be subject to limitations.

In the event that a Carryover Certificateholder’s right to receive Carryover Amounts is characterized as a Notional Principal Contract, upon the sale of a Carryover Certificate, the amount of the sale allocated to the selling of a Carryover Certificateholder’s right to receive payments in respect of the Carryover Amounts would be considered a “termination payment” under the regulations relating to Notional Principal Contracts allocable to the related Carryover Certificate. A Carryover Certificateholder will have gain or loss from a termination of the right to receive payments in respect of Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Carryover Certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Amounts.

Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the Carryover Certificates exclusive of any rights to receive payments in respect of Carryover Amounts. The REMIC Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the REMIC Regular Certificates will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code to the extent that the REMIC Regular Certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. Moreover, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Carryover certificateholder’s basis or income allocable to the right to receive Carryover Amounts will qualify for such treatment. As a result, those certificates generally may not be suitable investments for inclusion in another REMIC. The holders of the REMIC Regular Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carryover Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments in respect of Carryover Amounts. The value of the right to receive any Carryover Amount is a question of fact which could be subject to differing interpretations. Because Carryover Amounts are treated as a separate right of the Carryover Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect of Carryover Amounts will not be qualifying real estate income for real estate investment trusts.

The assets of REMIC I will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the Certificates and property acquired by foreclosure held pending sale. It is unclear whether property acquired by foreclosure held pending sale would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

Taxation of Owners of REMIC Regular Certificates

General. The discussion in this area addresses the taxation of the Offered Certificates exclusive of any rights with respect to Carryover Amounts. Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by a REMIC and not as ownership interests in such REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the REMIC Regular Certificates. Prospective purchasers of the REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

Each class of Offered Certificates will be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of Certificates having original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments having original issue discount. Regulations have not been issued under that section.

The Code requires that a prepayment assumption be used with respect to the Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates, and that adjustments must be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the “Committee Report”) accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to the REMIC Regular Certificates must be the same as that used in pricing the initial offering of the REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and amortizable premium, if any, for federal income tax purposes (the “Pricing Assumption”) will be a Prepayment Assumption of 100%. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such Class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than “qualified stated interest.” “Qualified stated interest” includes interest that is unconditionally payable at least annually at a single fixed rate or at certain variable rates.

In addition, because accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. Information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Pricing Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates Market Discount” below for a description of such election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Pricing Assumption and (ii) using a discount rate equal to the original yield to maturity of such Certificate. For these purposes, the original yield to maturity of the REMIC Regular Certificate will be calculated based on its issue price and assuming that distributions on such Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Pricing Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its “adjusted issue price,” in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

The OID Regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which are required under the Agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Pricing Assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of such a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the REMIC in preparing reports to the certificateholders and the IRS. Prospective purchasers of the REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a REMIC Regular Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates Premium” below. Each of these elections to accrue interest, discount and premium with respect to a REMIC Regular Certificate on a constant yield method or as interest would be irrevocable.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Pricing Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates Original Issue Discount” above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Pricing Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

Because the REMIC Regular Certificates provide for monthly distributions of principal throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code, a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certain certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a prepayment assumption such as the Pricing Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

Realized Losses. Under Section 166 of the Code, both corporate holders of REMIC Regular Certificates and noncorporate holders of REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans that are allocable to such Certificates. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder’s Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to a default or delinquency on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Sales of Offered Certificates

Any sale of a Certificate must be treated as the sale of a REMIC regular interest and the sale of the separate contractual rights representing the Carryover Amounts. Gain or loss attributable to the sale of the separate contractual rights should be capital. The remainder of this discussion relates to the Offered Certificates exclusive of any rights with respect to Carryover Amounts.

If an Offered Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium.

Except as provided below, any such gain or loss will be capital gain or loss provided such Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Pricing Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Certificate was held by such holder, reduced by any market discount included in income under the rules described above under “Taxation of Owners of REMIC Regular Certificates Market Discount” and “Premium” herein.

The REMIC Regular Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires a Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the Residual certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Possible REMIC Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from “prohibited transactions” (a “Prohibited Transactions Tax”). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. Net gain on the sale of the assets of the REMIC pursuant to a qualified liquidation is not subject to a Prohibited Transactions Tax. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a “Contributions Tax”). The Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on any REMIC will be borne by the Subservicer, the Servicer or the Securities Administrator, as applicable, in each case out of its own funds, provided that Subservicer, the Servicer or the Securities Administrator, as applicable, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer’s, or the Securities Administrator’s obligations, as the case may be, under the Agreement and in respect of compliance with then applicable law. Any such tax not borne by Subservicer, the Servicer or the Securities Administrator, as applicable, will be charged against the Trust Fund.

Termination

Each of the REMICs constituting the Trust Fund will terminate immediately after the Distribution Date following receipt by the Trust Fund of the final payment in respect of the Mortgage Loans or upon a sale of the Trust Fund’s assets following the establishment by the Securities Administrator of a 90 day liquidation period for each such REMIC specifying the first day in the 90 day liquidation period in a statement attached to such REMIC’s final tax return. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a Residual Certificate, if the last distribution on such Residual Certificate is less than the Residual Certificateholder’s adjusted basis in such Residual Certificate, such Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

If a REMIC sells all of its assets pursuant to a qualified liquidation, the REMIC will not be subject to a Prohibited Transactions Tax on any gain received on such assets, but will recognize gain or loss on such sale that will be included in the computation of REMIC taxable income allocated to the related Residual Certificateholders for the calendar quarter in which such sale occurs. See “Prohibited Transactions and Other Possible REMIC Taxes” herein.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Code, each REMIC constituting the Trust Fund will be treated as a partnership and the related Residual Certificateholders will be treated as partners. The Securities Administrator will prepare REMIC federal income tax returns on behalf of each such REMIC, and will be designated and act as agent on behalf of the “tax matters person” with respect to each such REMIC in all respects. The “tax matters person” for each such REMIC will be the holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Certificates constituting the sole class of “residual interests” in such REMIC.

As agent for the tax matters person, the Securities Administrator will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of each REMIC constituting the Trust Fund and the related Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Residual Certificateholders will generally be required to report such REMIC items consistent with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the Securities Administrator, as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the related REMIC’s tax return may require a Residual Certificateholder to make corresponding adjustments on its return, and an audit of the related REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Certificateholder’s return. None of the REMICs constituting the Trust Fund will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any such REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Securities Administrator, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue prices of the REMIC Regular Certificates at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the Securities Administrator will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “Taxation of Owners of REMIC Regular Certificates Market Discount” herein.

The responsibility for complying with the foregoing REMIC reporting rules will be borne by the Securities Administrator.

Backup Withholding with Respect to the Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of the Certificates, may be subject to the “backup withholding tax” under Section 3406 if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in the Certificates

A REMIC Regular certificateholder that is not a “United States Person” (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder). For these purposes, “United States Person” means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code) and which was treated as a United States Person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder’s allocable portion of the interest income received by such controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described under “Certain Federal Income Tax Consequences” herein, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated May 25, 2007, Barclays Capital Inc. has agreed to purchase each class of Offered Certificates and the Depositor has agreed to sell to the Underwriter the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about May 30, 2007, against payment therefor in immediately available funds.

The Offered Certificates will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately 99.14% of the aggregate initial Certificate Principal Balance of the Offered Certificates, less expenses expected to equal approximately $550,000. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Depositor and the Sponsor will jointly and severally indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor and the Sponsor against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements prepared by the Securities Administrator and distributed to the certificateholders, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood llp, New York, New York and for the Underwriter by McKee Nelson LLP.

LEGAL PROCEEDINGS

Other than as otherwise disclosed in this prospectus supplement, there are no material legal proceedings pending against the Sponsor, the Depositor, the Securities Administrator, the Trustee, the Issuing Entity, the Master Servicer, the Servicer, any Subservicer, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Depositor, the Issuing Entity and the Servicer are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Issuing Entity or the Servicer and any of the Trustee, the Securities Administrator, the Underwriter, the Master Servicer and any Subservicer. There are no affiliations among the Master Servicer, the Underwriter, any Subservicer or the Trustee. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates set forth below be assigned the ratings at least as high as those designated below by Moody’s and S&P.

Class	Moody’s Rating	S&P Rating	Class	Moody’s Rating	S&P Rating
A-1	Aaa	AAA	M-4	Aa2	A+
A-2	Aaa	AAA	M-5	Aa3	A
A-3	Aaa	AAA	M-6	A1	A-
M-1	Aaa	AA+	M-7	A2	BBB+
M-2	Aa1	AA	M-8	A3	BBB
M-3	Aa1	AA-	M-9	Baa1	BBB-

The ratings of S&P and Moody’s assigned to mortgage backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Available Funds Shortfall Amounts. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage backed pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

In addition, the ratings by S&P and Moody’s do not address the likelihood of the receipt of any amounts in respect of Available Funds Shortfall Amounts.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will constitute “mortgage related securities” for purposes of SMMEA. The Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Certificates, and the restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision (“OTS”), and the National Credit Union Administration (“NCUA”) have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the “1998 Policy Statement”) applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, before purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

On December 1, 1998, the OTS issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is applicable to thrift institutions regulated by the OTS. TB 13a has an effective date of January 1, 1999. One of the primary purposes of TB 13a is to require thrift institutions, before taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, the Certificates would likely be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose fiduciary and prohibited transaction restrictions on the activities of employee benefit plans (as defined in Section 3(3) of ERISA) and certain other retirement plans and arrangements discussed in Section 4975(e)(1) of the Code and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which such plans are invested (collectively, “Plans”).

The purchase and holding of the Offered Certificates by or on behalf of, or with the assets of, a Plan may qualify for exemptive relief under an administrative exemption issued by the Department of Labor to the Underwriter and amended by PTE 2007-05 (the “Underwriter’s Exemption”).

The Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch, Moody’s, S&P, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS Inc.) (collectively, the “Exemption Rating Agencies”) at the time of the Plan’s purchase and that the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriter’s Exemption will be satisfied with respect to the Certificates. See “ERISA Considerations” in the base prospectus.

The mortgage loans represented by the Offered Certificates provide for negative amortization. Consequently, it is conceivable that, after the closing date, some of the loans could, due to negative amortization of the mortgage loans, have loan-to-value ratios that exceed 100%, but not 125%. The probability that such a result would occur, however, has been determined to be an immaterial level.

Each beneficial owner of a Class M Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such certificate in reliance on the Underwriter’s Exemption, it is an “accredited investor” within the meaning of the Underwriter’s Exemption and that it understands that there are certain conditions to the availability of the Underwriter’s Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by at least one of the Exemption Rating Agencies, or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, the securities administrator, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Underwriter’s Exemption or any other exemption and the potential consequences in their specific circumstances, before making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of any certificate to a Plan is in no respect a representation by the depositor, the trustee, the securities administrator, the master servicer or the underwriter that such an investment meets all the relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to certificateholders.

PERIODIC REPORTS

The Master Servicer will be required to prepare and file on behalf of the issuing entity periodic reports concerning the Issuing Entity to all registered holders of Offered Certificates as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information” immediately above.

Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the Certificates upon request free of charge. See “Pooling and Servicing Agreement—Evidence as to Compliance” and “—Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated in this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the Issuing Entity pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to

Alliance Securities Corp., 1000 Marina Blvd., Ste. 100, Brisbane, California 94005 and or by telephone at (650) 952-1000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

GLOSSARY

Accrual Period— For any class of Class A Certificates and Class M Certificates, (i) with respect to the distribution date in June 2007, the period commencing on the Closing Date and ending on the day preceding the distribution date in June 2007, and (ii) with respect to any distribution date after the distribution date in June 2007, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Adjusted Cap Rate— For any Distribution Date, the excess of

•	the related Available Funds Cap Rate for that Distribution Date, over

•
a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (a) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (b) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

Agreement— The pooling and servicing agreement, dated as of May 1, 2007, among Alliance Securities Corp., as Depositor, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Alliance Bancorp, as Servicer, GMAC Mortgage, LLC as backup servicer, and Deutsche Bank National Trust Company, as Trustee.

Allocated Realized Loss Amount— With respect to any class of Class A-2, Class A-3 and Class M Certificates and any distribution date, an amount equal to the sum of any Realized Loss allocated to that class of certificates on that distribution date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous distribution date, minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

Available Funds Cap Rate—With respect to the Class A Certificates and Class M Certificates and any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans, weighted on the basis of the outstanding Stated Principal Balances of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs (adjusted to reflect certain unscheduled principal payments made thereafter during the related Prepayment Period). The Available Funds Cap Rate will be adjusted for the Class A Certificates and Class M Certificates to an effective rate reflecting the accrual of interest on an actual/360 basis.

Available Funds Shortfall Amount— On any distribution date, the sum of (i) if the Pass-Through Rate for any Class A Certificates and Class M Certificates is limited to the Available Funds Cap Rate, the excess of (a) the amount of interest such Class A Certificates and Class M Certificates would have been entitled to receive on such distribution date if such Available Funds Cap Rate would not have been applicable to such certificates over (b) the amount of interest accrued on such Certificates at such Available Funds Cap Rate and (ii) any Available Funds Shortfall Amounts from the prior distribution date not previously distributed together with interest thereon at the related Pass-Through Rate for the most recently ended Accrual Period.

Available Funds Shortfall Reserve Fund— A reserve fund established by the Securities Administrator for the benefit of the holders of the Class A Certificates and Class M Certificates.

Available Distribution Amount— For any distribution date, an amount equal to the amount received by the Securities Administrator and available in the Certificate Account on that distribution date. The Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the related Due Period and (2) full and partial principal prepayments received during the related Prepayment Period and any other unscheduled payments and receipts, prepayment charges, Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries, received during the related prior calendar month, in each case net of amounts reimbursable therefrom to the Securities Administrator, the Master Servicer, the Servicer, the Trustee, the Custodian and the Subservicer and reduced by the Master Servicing Fee and the Servicing Fee for the related Due Period.

Basic Principal Distribution Amount— With respect to any distribution date, the excess of (i) the excess, if any, of the Principal Remittance Amount for such distribution date over an amount equal to the Deferred Interest that accrued on the mortgage loans for the related Due Period over (ii) the Overcollateralization Release Amount, if any, for such distribution date.

Book-Entry Certificates— Each class of the Offered Certificates for so long as they are issued, maintained and transferred at the DTC.

Certificate Account— An eligible account established by the Securities Administrator pursuant to the Agreement.

Certificate Margin— The Certificate Margin for the Class A Certificates and Class M Certificates shall be:

Certificate Margin

Class	(1)	(2)
A-1	0.240%	0.480%
A-2	0.280%	0.560%
A-3	0.410%	0.820%
M-1	0.550%	0.825%
M-2	0.650%	0.975%
M-3	1.000%	1.500%
M-4	1.150%	1.725%
M-5	1.500%	2.250%
M-6	1.500%	2.250%
M-7	1.500%	2.250%
M-8	1.500%	2.250%
M-9	1.500%	2.250%

______
(1) Initially. (2) On and after the Step-Up Date as described in this prospectus supplement

Certificate Principal Balance— With respect to any Offered Certificate as of any date of determination, an amount equal to the sum of (x) any Net Deferred Interest allocated thereto on the related Distribution Date and all previous Distribution Dates and (y) the initial Certificate Principal Balance of that Certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that Certificate and (b) any reductions in the Certificate Principal Balance of that Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, provided, however, that the Certificate Principal Balance of any Offered Certificate outstanding with the highest payment priority to which Realized Losses have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate.

Class A Certificates— The Class A-1, Class A-2 and Class A-3 Certificates.

Class A Principal Distribution Amount— For any distribution date will equal the excess of (1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over (2) the lesser of (x) (i) on any distribution date on or after the Stepdown Date and prior to the distribution date in June 2013, approximately 49.625% of aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period or (ii) on or after the distribution date in June 2013, approximately 59.700% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (y) the Stated Principal Balance of the mortgage loans as of the last day of the related Due Period minus the Overcollateralization Floor.

Class M Certificates— The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Code— The Internal Revenue Code of 1986.

Compensating Interest— With respect to any distribution date, any payments made by the Servicer from its own funds, or the Subservicer on its behalf, to cover Prepayment Interest Shortfalls, which shall be equal to the lesser of the Servicing Fee and for such Due Period, and the Prepayment Interest Shortfall for such distribution date.

Credit Score— A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date— May 1, 2007.

Cut-off Date Balance— The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Deferred Interest — With respect to each Mortgage Loan and each related Due Period, the excess, if any, of:

•	the amount of interest accrued on such mortgage loan from the Due Date in the preceding Due Period to the Due Date in the related Due Period, over

•	the monthly payment paid for such Due Period.

Determination Date— With respect to any distribution date, the 15th day of the month in which such distribution date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Date— With respect to each mortgage loan, the first day of the month, or as otherwise described in the related mortgage note.

Due Period— With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount— With respect to any distribution date, is the lesser of (x) the Overcollateralization Deficiency Amount for such distribution date and (y) the Net Monthly Excess Cashflow Amount for such distribution date.

Exemption— Prohibited Transaction Exemption 90-30, as amended.

Final Disposition— With respect to a defaulted mortgage loan, when a determination is made by the Servicer, or the Subservicer on its behalf, that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer or Subservicer, as applicable, reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Interest Funds— For any distribution date are equal to:

•	the Interest Remittance Amount for that distribution date, plus

•	the lesser of the aggregate Deferred Interest that accrued on the mortgage loans for the related Due Period and the Principal Remittance Amount for the distribution date.

Interest Remittance Amount— For any distribution date, that portion of the Available Distribution Amount for such distribution date that represents interest received or advanced with respect to the mortgage loans.

IRS— The Internal Revenue Service.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Determination Date— With respect to each distribution date, the second LIBOR Business Day immediately preceding the commencement of the related Accrual Period.

Master Servicer— Wells Fargo Bank, N.A., in its capacity as Master Servicer under the Agreement.

Master Servicing Fee— With respect to each mortgage loan, an amount, payable out of any payment of interest on the mortgage loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such mortgage loan for the calendar month preceding the month in which the payment is due. The Master Servicing Fee consists of servicing compensation payable to the Master Servicer in respect of its master servicing responsibilities.

Master Servicing Fee Rate— On each mortgage loan, a rate equal to 0.0125% per annum.

Monthly Interest Distributable Amount— For any distribution date and each class of Class A Certificates and Class M Certificates, is the excess of (x) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such distribution date over (y) over the Net Deferred Interest, if any, allocated to that class for such distribution date; in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Subservicer or Servicer and any shortfalls resulting from the application of the Relief Act (in each case to the extent allocated to such class of Class A Certificates and Class M Certificates as described under “Description of the Certificates—Allocation of Available Funds—Interest Distributions on the Class A Certificates and Class M Certificates” in this prospectus supplement).

Moody’s— Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The Mortgage Loan Purchase Agreement among the Sponsor, as seller and the Depositor, whereby the mortgage loans are being sold to the Depositor.

Net Deferred Interest — With respect to each distribution date, the excess, if any, of:

•	the Deferred Interest that accrued on the mortgage loans as described above, over

•	the Principal Remittance Amount for that distribution date.

Net Monthly Excess Cashflow— For any distribution date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such distribution date over (y) the aggregate Monthly Interest Distributable Amount for the Class A Certificates and Class M Certificates and any Unpaid Interest Shortfall Amount for the Class A Certificates, in each case for such distribution date.

Net Mortgage Rate— On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the Master Servicing Fee Rate and (2) the Servicing Fee Rate for the related Due Period.

Offered Certificates— The Class A Certificates and the Class M Certificates.

OID Regulations— Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

One-Month LIBOR— The London interbank offered rate for one-month United States dollar deposits, determined as described in “Description of the Certificates—Calculation of One-Month LIBOR for the Class A Certificates and Class M Certificates” in this prospectus supplement.

Originators— Alliance Bancorp and Alliance Bancorp Inc. (formally known as United Financial Mortgage Corp.)

Overcollateralization Deficiency Amount— With respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such distribution date), but prior to the application of any Applied Realized Loss Amount.

Overcollateralization Floor — With respect to any distribution date, approximately 0.50% of the Cut-off Date Balance.

Overcollateralization Release Amount— With respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the excess, if any, of the Principal Remittance Amount for such distribution date over an amount equal to Deferred Interest that accrued on the mortgage loans for the related Due Period and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount, less Deferred Interest, is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date. With respect to any distribution date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Overcollateralization Target Amount— With respect to any distribution date (a) prior to the Stepdown Date an amount equal to 3.80% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-Off Date and (b) on or after the Stepdown Date, the greater of (i) (x) for any distribution date on or after the Stepdown Date but prior to the distribution date in June 2013, an amount equal to 9.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date and (y) for any distribution date on or after the Stepdown Date and on or after the distribution date in June 2013, an amount equal to 7.60% of the aggregate Stated Principal Balance of the mortgage loans as of the Due Date in the month of that distribution date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount for the previous distribution date.

Overcollateralized Amount— For any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related due period exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates as of such distribution date (after giving effect to distributions of principal to be made on such distribution date).

P&I Advance— The aggregate of all scheduled minimum payments, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by it and that were delinquent on the related Determination Date.

Pass-Through Rate— With respect to any distribution date and the Class A Certificates and Class M Certificates, the lesser of (x) One-Month LIBOR plus the related Certificate Margin and (y) the Available Funds Cap Rate.

Plan— Any employee benefit plan subject to Part 4 of Title I of ERISA and any plan or other arrangement described in Section 4975(e)(1) of the Code.

Plan Assets— The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

Prepayment Assumption— A constant prepayment rate of 25%.

Prepayment Interest Excess— With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment during the portion of the Prepayment Period from the related Due Date to the end of such Prepayment Period, any payment of interest received in connection therewith (net of any applicable Servicing Fee) representing interest accrued for any portion of such month of receipt.

Prepayment Interest Shortfalls— With respect to any distribution date, the aggregate shortfall, if any, in (i) collections of interest resulting from full principal prepayments on the mortgage loans received during the related Prepayment Period, prior to the Due Date in such Prepayment Period and (ii) collections of interest resulting from partial principal prepayments on the mortgage loans received during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Prepayment Period— With respect to any distribution date, and (a) prepayments in full, is the period between the 16th of the month of the prior distribution date and the 15th of the current month, except the initial prepayment period will run from May 1 through June 15, and (b) prepayments in part, is the prior calendar month preceding such distribution date.

Principal Distribution Amount— For any distribution date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Remittance Amount— For any distribution date, the sum of the following from the Available Distribution Amount:

(1)    the principal portion of all scheduled monthly payments on the mortgage loans due on the related Due Date, to the extent received or advanced;

(2)    the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the preceding calendar month; and

(3)    the principal portion of full and partial prepayments received during the related Prepayment Period and the principal portion of all other unscheduled collections received during the preceding calendar month, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries, in each case to the extent applied as recoveries of principal.

Rating Agencies— S&P and Moody’s.

Realized Loss—The excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the subservicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of the any class of certificates on any distribution date.

Record Date— For each distribution date and the Class A Certificates and Class M Certificates, so long as such Certificates are Book-Entry Certificates, the business day prior to such distribution date. With respect to any Class A Certificates and Class M Certificates which are not Book-Entry Certificates, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Reference Banks— Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBOR01 Page on the applicable LIBOR Determination Date, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor or the Sponsor.

Relief Act— The Servicemembers Relief Act, as amended, and similar legislation or regulations.

REMIC— A real estate mortgage investment conduit within the meaning of Section 860D of the Code.

Relief Act Shortfall— For any distribution date and any mortgage loan (other than a mortgage loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

Reserve Interest Rate— With respect to any LIBOR Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such LIBOR Determination Date to leading European banks.

Residual Certificates— The Class R-X Certificates and the Class R Certificates.

Reuters Screen LIBOR01 Page— The display page so designed on the Reuters Monitor Money Rates service (or any other page as may replace that page on such service for the purpose of displaying the London interbank offered rate of major banks).

Rules— The rules, regulations and procedures creating and affecting DTC and its operations.

Senior Credit Enhancement Percentage — For any distribution date after the Stepdown Date is the percentage equivalent of a fraction, the numerator of which is equal to (a) the excess of (i) the aggregate Stated Principal Balance of the mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (ii) (1) before the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero, the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Principal Distribution Amount for such distribution date), or (2) after such time, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding (after taking into account distribution of the Principal Distribution Amount for such distribution date) and the denominator of which is equal to (b) the aggregate Stated Principal Balance of the mortgage loans for such distribution date (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

Servicing Fee— With respect to each mortgage loan, accrued interest at the Servicing Fee Rate with respect to the mortgage loan on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Servicing Fee consists of servicing and other related compensation payable to the Servicer.

Servicing Fee Rate— On each mortgage loan, a rate equal to 0.375% per annum.

S&P— Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Sponsor— Alliance Bancorp, in its capacity as seller under the Mortgage Loan Purchase Agreement.

Stated Principal Balance— With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) plus any Deferred Interest added to the balance of such mortgage loan less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Step-Up Date— The distribution date immediately following the first distribution date in which the aggregate unpaid principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Cut-off Date Balance.

Stepdown Date— The earlier of (i) the first distribution date immediately following the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the distribution date occurring in June 2010 and (y) the first distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to (a) on any distribution date prior to the distribution date in June 2013, approximately 49.625% and (b) on any distribution date on or after the distribution date in June 2013, approximately 59.700%, in each case, on any of the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period.

Stepdown Target Subordination Percentage— For each class of Subordinate Certificates, the respective percentages indicated in the following table:

	Stepdown Target Subordination Percentage on or After the Stepdown Date and Prior to June 2013 (approximate)	Stepdown Target Subordination Percentage on or After June 2013 (approximate)
Class M-1	35.250%	28.200%
Class M-2	26.500%	21.200%
Class M-3	24.000%	19.200%
Class M-4	20.000%	16.000%
Class M-5	17.625%	14.100%
Class M-6	16.000%	12.800%
Class M-7	13.625%	10.900%
Class M-8	12.000%	9.600%
Class M-9	9.500%	7.600%

Subordinate Certificates— The Class M Certificates.

Subordinate Class Principal Distribution Amount: For any class of Subordinate Certificates and any distribution date, the excess of (1) the sum of (a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class A Principal Distribution Amount for such distribution date), (b) the aggregate Certificate Principal Balance of any class(es) of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for such senior class(es) of Certificates for such distribution date) and (c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to such distribution date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (b) the aggregate Stated Principal Balance of the mortgage loans for such distribution date minus the Overcollateralization Floor; provided, however, that if such class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on such distribution date, that class will be entitled to receive the entire remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

Subsequent Recoveries— Any liquidation proceeds (net of amounts owed to the Master Servicer or any subservicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following distribution date and distributed in accordance with the priorities described in this prospectus supplement. In addition, after giving effect to all distributions on a distribution date, if any Allocated Realized Loss Amounts are outstanding, the Allocated Realized Loss Amount for the class of Class A-2, Class A-3 and Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Class A-2, Class A-3 and Class M Certificates will be increased by the same amount. Thereafter, such class or classes of Class A-2, Class A-3 and Class M Certificates will accrue interest on the increased Certificate Principal Balance.

Subservicer— GMAC Mortgage, LLC.

Trigger Event— A Trigger Event is in effect with respect to any distribution date with respect to the mortgage loans if:

(1)    the average two month rolling percentage obtained by dividing (x) aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in foreclosure, mortgage loans with respect to which the related mortgaged property has been acquired by the Issuing Entity, and mortgage loans discharged due to bankruptcy and REO Properties) by (y) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period, equals or exceeds (i) on or after the Stepdown Date and prior to the distribution date in June 2013, 13.90% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates or (ii) on or after the distribution date in June 2013, 17.37% multiplied by the Senior Credit Enhancement Percentage on the Class A Certificates; or

(2)    the cumulative amount of Realized Losses incurred on the mortgage loans from and including the Cut-off Date through the end of the calendar month immediately preceding such distribution date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the and of the prior calendar month) divided by the Cut-off Date Balance of the mortgage loans exceeds (i) approximately 0.65% with respect to the distribution date occurring in June 2009, plus an additional 1/12th of approximately 0.90% for each month thereafter up to and including the distribution date in May 2010, (ii) approximately 1.55% with respect to the distribution date occurring in June 2010, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the distribution date in May 2011, (iii) approximately 2.80% with respect to the distribution date occurring in June 2011, plus an additional 1/12th of approximately 1.25% for each month thereafter up to and including the distribution date in May 2012, (iv) approximately 4.05% with respect to the distribution date occurring in June 2012, plus an additional 1/12th of approximately 1.55% for each month thereafter up to and including the distribution date in May 2013, (v) approximately 5.60% with respect to the distribution date occurring in June 2013, plus an additional 1/12th of approximately 0.60% for each month thereafter up to and including the distribution date in May 2014, (vi) approximately 6.20% with respect to any distribution date occurring in June 2014 and thereafter.

Trustee— Deutsche Bank National Trust Company.

Underwriter— Barclays Capital Inc.

Unpaid Interest Shortfall Amount— For each class of Class A Certificates and Class M Certificates and any distribution date the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for such distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for the immediately preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such distribution date, plus interest on the amount of Unpaid Interest Shortfall Amount due but not paid on the certificates of such class on the immediately preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Alliance Securities Trust 2007-OA1, Mortgage Backed Pass-Through Certificates, Series 2007-OA1 Class A Certificates and Class M Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the prospectus supplement.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

STATIC POOL INFORMATION

Regulation AB Static Pool Report
Option ARM Vintage Data

ORIGINAL LOAN CHARACTERISTICS
LOAN INFORMATION	Origination Month	Jan-06	Feb-06	Mar-06	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07
	Original Count	147	164	265	320	461	555	656	708	977	824	784	581	468.00
	Original Pool Balance	66,955,100.00	70,790,900.00	119,269,186.00	134,251,517.00	199,435,882.00	228,805,935.00	278,190,376.00	300,882,098.00	390,710,178.00	335,354,955.00	325,233,011.00	236,378,925.50	182,216,200.00
LOAN CHARACTERISTICS (AT ORIGINATION)	Average Initial Loan Balance	455,476.87	431,651.83	450,072.40	419,535.99	432,615.80	412,262.95	424,070.70	424,974.71	399,908.06	406984.17	414,838.02	406,848.41	389,350.85
	Weighted Average Mortgage Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1
	Minimum Interest Rate	1	1	1	1	1	1	1	1	1	1	1	1	1
	Maximum Interest Rate	1.5	1.5	3	2.5	3.75	3.75	3.25	3.75	4.5	4.62	4.49	3.99	4.99
	Weighted Average Original Term	360	360	360	361	363	361	361	360	362	361	360	360	360
	Weighted Average Remaining Term	351	352	353	355	358	356	357	358	360	361	360	360	360
	Weighted Average Loan-To-Value	77	76	77	77	78	77	77	77	77	78	79	78	78
	Weighted Average Credit Scrore (non-zero)	687	688	683	688	686	688	682	680	679	676	680	675	679
	Minimum Credit Scrore (non-zero)	622	621	620	620	620	620	620	614	619	614	605	616	622
	Maximum Credit Scrore	797	813	798	810	802	806	811	816	811	814	810	809	807
	110 CAP %	100	100	98	86	80	85	87	94	94	97	99	91	87
	30/30	92.89	87.22	82.94	71.91	65.8	71.08	73.66	75.65	79.84	77.75	55.04	17.97	13.97
	40/30	7.11	12.78	14.67	12.12	10.74	11.63	12.14	15.75	11.44	15.37	13.87	6.07	7.08
	40/40	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.28	0.00	0
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	24.78	60.7	63.17
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.67	1.67	0.37
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.04	1.52	0.34
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.4	0.00
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	0.42	0
	3 month Zero Payment	0.00	0.00	0.36	1.55	3.86	2.63	1.49	2.43	3.01	4.1	2.54	2.36	1.72
	115 CAP %	0	0	2	14	20	15	13	6	6	3	1	9	13
	30/30	0.00	0.00	2	13.25	16.32	13.8	11.87	5.99	4.65	2.63	0.44	1.9	0
	40/40	0.00	0.00	0.00	1.18	3.28	0.86	0.85	0.19	1.07	0.15	0.00	0.00	0.00
	1Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.14	2.1	2.66
	2Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.39	2.08
	3Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.33	1.72	4.56
	4Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.78	1.87
	5Yr Fixed Payment Period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.58	1.75

	Prepayment Penalties %	99.22	100	100	94.34	95.17	95.68	96.28	98.97	98.12	98.37	96.93	98.81	98.98
	Balloon %	7.11	12.78	15.03	12.12	12.29	12.66	12.42	15.75	11.7	15.71	19.66	23.59	27.75
	Cashout %	68.06	75.85	70.43	74.04	69.2	66.98	68.09	71.87	67.21	62.97	54.73	66.13	70.3
	Primary Residence %	94.01	92.98	95.95	95.33	96.56	94.06	95.87	96.57	96.32	94.96	94.77	94.89	92.38

	Distribution by Interest Rate
	0-1%	94.86	94.29	95.43	88.1	79.74	81.26	84.21	89.65	87.44	86.18	80.78	64.65	52.43
	1-1.24%										0.06			0
	1.25-1.49%					2.75	3.64	5.75	2.83	2.03	0.75	0.04	6.39	14.46
	1.50-1.74%	5.14	5.71	3.88	5.72	6.18	3.5	2.84	2.06	2.77	5.84	6.18	8.45	7.82
	>=1.75%			0.69	6.19	11.33	11.6	7.2	5.47	7.76	7.17	13	20.51	25.29

	Geographics Concentration (states > 5%)
	State 1	CA - 80.01%	CA - 80.61%	CA - 84.43%	CA - 78.17%	CA - 80.38%	CA - 78.45%	CA - 77.17%	CA - 79.68%	CA - 77.19%	CA - 75.76%	CA - 78.55%	CA - 77.65%	CA - 73.13%
	State 2	HI - 10.69%	HI - 7.01%		HI - 6.18%		HI - 5.82%	HI - 6.17%	HI - 6.59%		FL - 5.01%
DELINQUENCY LOSS & PREPAYMENTS-JAN 07
GRAND TOTAL	Balance	45699887.48	62433096.13	106448630.38	127239043.43	193751438.00	210548058.16	180608824.64	267359427.56	379868668.15	282393789.91	217159969.63	158634232.09	182,216,200.00
	# of Accts	101	143	233	300	442	503	403	612	947	691	745	565	468.00
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100	100.00
CURRENT	Balance	40468751.48	58541670.85	97368631.77	117089900.77	175736737.82	192681147.76	168576867.92	253442673.25	354943133.87	256241010.46	215001246.80	158634232.09	56459000.00
	# of Accts	92	136	218	282	403	465	383	582	892	631	626	558	468.00
	% of Balance	88.55	93.77	91.47	92.02	90.7	91.51	93.65	94.94	93.77	90.74	99.01	100	100.00
30-59 DAYS	Balance	40468751.48	1365993.19	4750685.73	6577626.41	14396018.58	11518430.80	9506438.62	10383257.72	18177249.45	23635203.52	2158722.83	0.00	0.00
	# of Accts	5	3	8	13	31	24	16	23	42	55	113	7	0
	% of Balance	6.22	2.19	4.46	5.17	7.43	5.47	5.28	3.89	4.8	8.37	0.99	0.00	0.00
60-89 DAYS	Balance	1272642.12	0	4750685.73	2049362.00	960706.78	3295047.92	1015471.44	2344725.22	6748284.83	2517575.94	0.00	0.00	0.00
	# of Accts	2	0	3	2	3	7	1	5	13	5	6	0	0
	% of Balance	2.78	0	2.1	1.61	0.5	1.56	0.56	0.88	1.78	0.89	0.00	0.00	0.00
90+ DAYS	Balance	0	770661.75	238317.30	1140118.91	825912.06	1871674.28	1225336.81	1188771.37	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	1	2	1	4	2	2	0	0	0	0	0
	% of Balance	0	1.23	0.22	0.9	0.43	0.89	0.68	0.45	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	41741393.60	2136654.94	9739688.76	9767107.32	16182637.42	16685153.00	11747246.87	13916754.31	24925534.28	26152779.46	2158722.83	0	0.00
	# of Accts	7	4	12	17	35	35	19	30	55	60	119	7	0
	% of Balance	9.00	3.42	6.78	7.68	8.36	7.92	6.52	5.22	6.58	9.26	0.99	0	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	759703.12	1754770.34	1851223.55	382035.34	1832062.75	1181757.41	284709.84	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	3	3	1	4	3	1	0	0	0	0	0	0
	% of Balance	1.66	2.81	1.74	0.30	0.95	0.56	0.16	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	355358.47	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.78	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	3	6	4	7	7	8	5	6	8	0	1	0	0
	Balance of Accts Paid in Full	1269038.41	2765301.09	1889662.38	2236241.50	2611714.94	3145480.30	1679130.34	2226308.22	2653654.09	0.00	505225.53	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-DEC 06
GRAND TOTAL	Balance	46802204.26	64965198.09	107913634.40	129416606.65	195236328.21	212869826.29	181558439.39	268168060.66	380032472.76	281944753.12	310093976.81	230271189.91
	# of Accts	103	144	240	301	446	511	406	616	953	691	745	565
	% of Balance	100	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	43844030.88	61952235.27	104941476.27	126579293.18	192258122.80	210427803.41	179711628.83	264874866.04	378782057.48	281944753.12	310093976.81	182941739.41
	# of Accts	98	139	234	296	440	505	402	610	949	691	745	453
	% of Balance	93.68	95.36	97.25	97.81	98.47	98.85	98.36	98.77	99.67	100	100	100
30-59 DAYS	Balance	1847638.03	497077.78	669447.23	2150710.44	822592.87	863558.31	956631.19	2660022.94	1250415.28	0.00	0.00	0.00
	# of Accts	3	1	2	3	1	3	2	5	4	0	0	0
	% of Balance	3.95	0.77	0.62	1.66	0.42	0.41	0.52	0.99	0.33	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	1047838.16	230603.80	686603.03	991204.41	787391.25	283572.25	633171.69	0.00	0.00	0.00	0.00
	# of Accts	0	2	1	2	2	2	1	1	0	0	0	0
	% of Balance	0.00	1.61	0.21	0.53	0.51	0.37	0.16	0.24	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	401671.84	606607.12	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1847638.03	1544915.94	900051.03	2837313.47	1813797.28	2052621.40	1846810.56	3293194.63	1250415.28	0.00	0.00	0.00
	# of Accts	3	3	3	5	3	6	4	6	4	0	0	0
	% of Balance	3.95	2.38	0.83	2.19	0.93	0.97	1.01	1.23	0.33	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	1468046.87	2072107.09	0.00	1164408.12	389401.47	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	2	3	0	3	1	0	0	0	0	0	0
	% of Balance	0.00	2.26	1.92	0.00	0.6	0.18	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1110535.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	1	7	1	4	8	3	4	6	0	0	0
	Balance of Accts Paid in Full	665005.19	442337.78	3096633.16	373947.75	1705584.67	3902627.97	1224914.13	1183307.25	719171.53	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-NOV 06
GRAND TOTAL	Balance	47302283.15	65162453.91	110576020.27	129296631.65	196199160.95	215922811.19	182051278.38	269322869.60	1250415.28	286272916.67	310081747.45
	# of Accts	109	146	243	306	451	517	409	624	955	691	745
	% of Balance	100	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	44875203.55	62655970.84	107028167.85	128431804.12	193099560.47	213036575.69	180601570.45	266726554.32	381374906.76	286272916.67	310081747.45
	# of Accts	104	142	236	303	443	509	406	618	951	691	745
	% of Balance	94.87	96.15	96.79	99.33	98.42	98.66	98.85	99.18	99.76	100	100
30-59 DAYS	Balance	1321038.25	1044236.12	1484222.80	684368.97	1639073.98	2098096.00	843100.81	1791115.62	928116.59	0.00	0.00
	# of Accts	3	2	4	2	4	6	2	4	4	0	0
	% of Balance	2.79	1.6	1.34	0.53	0.84	0.97	0.46	0.67	0.24	0.00	0.00
60-89 DAYS	Balance	0.00	867068.06	583879.62	0.00	687199.56	0.00	0.00	401199.66	0.00	0.00	0.00
	# of Accts	0	1	1	0	2	0	0	1	0	0	0
	% of Balance	0.00	1.33	0.53	0.00	0.35	0.00	0.00	0.15	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	400293.81	606607.12	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	1	1	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.19	0.33	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1321038.25	1911304.18	2068102.42	684368.97	2326273.54	2498389.81	1449707.93	2192315.28	928116.59	0.00	0.00
	# of Accts	3	3	5	2	6	7	3	5	4	0	0
	% of Balance	2.79	2.93	1.87	0.53	1.19	1.16	0.79	0.82	0.24	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	595178.87	1479750.00	180458.56	773326.94	387845.69	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	1	2	1	2	1	0	0	0	0	0
	% of Balance	0.00	0.91	1.34	0.14	0.39	0.18	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1106041.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0	0
	% of Balance	2.34	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	4	2	3	5	5	6	3	5	2	0	0
	Balance of Accts Paid in Full	2377207.47	763622.91	1415200.66	1927729.98	2341396.44	2853029.91	1116335.06	2785307.91	630136.52	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-OCT 06
GRAND TOTAL	Balance	50553342.15	65689201.53	111557998.49	130733737.43	197776528.38	217961083.26	182460881.33	271060045.31	382609545.68	286375599.05
	# of Accts	111	148	248	308	455	520	410	624	955	691
	% of Balance	100	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49451648.77	64232563.03	109502634.09	128594608.18	194808762.63	212100464.51	179876335.83	270221154.34	382609545.68	285825599.05
	# of Accts	109	146	245	303	447	510	406	622	955	691
	% of Balance	97.82	97.78	98.16	98.36	98.5	97.31	98.45	99.69	100	100
30-59 DAYS	Balance	0.00	863668.25	581713.69	1592116.19	815257.84	4157025.56	1216224.75	838890.97	0.00	0.00
	# of Accts	0	1	1	3	2	6	2	2	0	0
	% of Balance	0.00	1.31	0.52	1.22	0.41	1.91	0.67	0.31	0.00	0.00
60-89 DAYS	Balance	0.00	592970.25	454661.22	0.00	1053088.59	1371675.31	606607.12	0.00	0.00	0.00
	# of Accts	0	1	1	0	3	3	1	0	0	0
	% of Balance	0.00	0.9	0.41	0.00	0.53	0.63	0.33	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	367146.19	487512.91	331917.87	761713.62	0.00	0.00	550000.00
	# of Accts	0	0	0	1	1	1	1	0	0	1
	% of Balance	0.00	0.00	0.00	0.28	0.25	0.15	0.42	0.00	0.00	0.19
TOTAL DELINQUENT LOANS	Balance	0.00	1456638.50	1036374.91	1959262.38	2355859.34	5860618.74	2584545.49	838890.97	0.00	550000.00
	# of Accts	0	2	2	4	6	10	4	2	0	1
	% of Balance	0.00	2.21	0.93	1.50	1.19	2.69	1.42	0.31	0.00	0.19
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	1018989.50	179866.87	611906.41	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	1	1	2	0	0	0	0	0
	% of Balance	0.00	0.00	0.91	0.14	0.31	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	1101693.37	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	2	0	0	0	0	0	0	0	0	0
	% of Balance	2.18	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	2	2	5	2	4	3	1	0	0	0
	Balance of Accts Paid in Full	737263.14	735047.14	2513742.06	645708.34	1563849.00	1535815.38	980006.94	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-SEP 06
GRAND TOTAL	Balance	51120111.55	66185893.19	113642163.20	130884023.73	198631883.75	218685014.36	185734585.38	270573955.20	382617578.57
	# of Accts	111	150	251	310	456	523	410	625	955
	% of Balance	100	100	100	100	100	100	100	100	100
CURRENT	Balance	49072771.52	65595116.44	111613948.99	128511545.16	194484741.98	216502160.78	184367354.82	270573955.20	382617578.57
	# of Accts	108	149	247	303	444	517	408	625	955
	% of Balance	96	99.11	98.22	98.19	97.91	99	98.52	100	100
30-59 DAYS	Balance	0.00	0.00	1013092.95	2193181.03	2592453.41	1852159.86	0.00	0.00	0.00
	# of Accts	0	1367230.56	3	5	7	5	0	0	0
	% of Balance	0.00	0.00	0.89	1.68	1.31	0.85	0.00	0.00	0.00
60-89 DAYS	Balance	349758.41	590776.75	1015121.25	179297.55	786851.39	330693.72	0	0.00	0.00
	# of Accts	1	1	1	2	3	1	0	0	0
	% of Balance	0.68	0.89	0.89	0.14	0.4	0.15	0	0.00	0.00
90+ DAYS	Balance	1697581.62	0.00	0.00	0.00	767836.97	0.00	1367230.56	0.00	0.00
	# of Accts	2	0	0	0	2	0	2	0	0
	% of Balance	3.32	0.00	0.00	0.00	0.39	0.00	0.48	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2047340.03	590776.75	2028214.20	2372478.58	4147141.77	2182853.58	1367230.56	0.00	0.00
	# of Accts	3	1367231.56	4	7	12	6	2	0	0
	% of Balance	4.00	0.89	1.78	1.82	2.10	1.00	0.48	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	2	3	1	1	3	0	1	0
	Balance of Accts Paid in Full	0.00	590849.81	1766988.94	405587.66	367919.63	850684.84	0.00	499016.66	0.00
DELINQUENCY LOSS & PREPAYMENTS-AUG 06
GRAND TOTAL	Balance	50950052.27	66951289.86	114984062.49	130828671.46	198260920.92	218809971.27	182196804.09	275259111.84
	# of Accts	112	151	256	310	458	523	410	626
	% of Balance	100	100	100	100	100	100	100	100
CURRENT	Balance	48910509.33	65505513.48	111263750.18	128300675.55	194435091.44	218482318.62	180836075.72	275259111.84
	# of Accts	109	149	250	303	448	522	408	626
	% of Balance	96	97.84	96.76	98.07	98.07	99.85	99.52	100
30-59 DAYS	Balance	348427.94	1445776.37	3381781.06	2084481.06	2781167.39	327652.66	1360728.37	0.00
	# of Accts	1	2	5	6	7	1	2	0
	% of Balance	0.68	2.16	2.94	1.59	1.4	0.15	0.48	0.00
60-89 DAYS	Balance	1691115.00	0.00	338531.25	443514.84	1044662.09	0.00	0.00	0.00
	# of Accts	2	0	1	1	3	0	0	0
	% of Balance	3.32	0.00	0.29	0.34	0.53	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2039542.94	1445776.37	3720312.31	2527995.90	3825829.48	327652.66	1360728.37	0.00
	# of Accts	3	2	6	7	10	1	2	0
	% of Balance	4.00	2.16	3.23	1.93	1.93	0.15	0.48	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	1	1	5	1	2	1	0	0
	Balance of Accts Paid in Full	245425.34	383024.38	2668677.09	299564.50	590849.81	375205.09	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUL 06
GRAND TOTAL	Balance	51021697.11	67121666.59	117236700.63	130677734.30	198528531.75	218489912.77	182173041.53
	# of Accts	112	152	257	312	460	524	410
	% of Balance	100	100	100	100	100	100	100
CURRENT	Balance	49336753.73	67121666.59	112898425.98	124139740.08	194241601.37	218489912.77	182173041.53
	# of Accts	110	152	248	296	450	524	410
	% of Balance	96.7	100	96.3	95	97.84	100	100
30-59 DAYS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.3	0.00	3.7	5	2.16	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	1684943.37	0.00	4338274.66	6537994.22	4286930.37	0.00	0.00
	# of Accts	2	0	9	16	10	0	0
	% of Balance	3.30	0.00	3.70	5.00	2.16	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	1	2	1	0	0
	Balance of Accts Paid in Full	0.00	0.00	226484.16	889434.63	889434.63	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JUN 06
GRAND TOTAL	Balance	50862904.00	67078739.77	117050482.77	131112747.24	198568131.70	223274674.16
	# of Accts	112	153	257	313	460	524
	% of Balance	100	100	100	100	100	100
CURRENT	Balance	50123264.75	66356258.52	117050482.77	131112747.24	198568131.70	223274674.16
	# of Accts	111	152	257	313	460	524
	% of Balance	98.55	98.92	100	100	100	100
30-59 DAYS	Balance	0.00	722481.25	0.00	0.00	0.00	0.00
	# of Accts	0	1	0	0	0	0
	% of Balance	0.00	1.08	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	739639.25	0.00	0.00	0.00	0.00	0.00
	# of Accts	1	0	0	0	0	0
	% of Balance	1.45	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	739639.25	722481.25	0.00	0.00	0.00	0.00
	# of Accts	1	1	0	0	0	0
	% of Balance	1.45	1.08	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	2.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	1	0	1	0	0
	Balance of Accts Paid in Full	0.00	393576.97	0.00	373765.31	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAY 06
GRAND TOTAL	Balance	50689125.54	67238513.99	116633508.74	131247064.04	198723172.08
	# of Accts	112	153	257	313	460
	% of Balance	100	100	100	100	100
CURRENT	Balance	48415824.91	67238513.99	116633508.74	131247064.04	198723172.08
	# of Accts	109	153	257	313	460
	% of Balance	95.52	100	100	100	100
30-59 DAYS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	2273300.62	0.00	0.00	0.00	0.00
	# of Accts	3	0	0	0	0
	% of Balance	4.48	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-APR 06
GRAND TOTAL	Balance	50559021.80	67037544.41	116382175.72	131349468.07
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
CURRENT	Balance	50559021.80	67037544.41	116382175.72	131349468.07
	# of Accts	112	153	257	313
	% of Balance	100	100	100	100
30-59 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00	0.00
	# of Accts	0	0	0	0
	% of Balance	0.00	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00	0.00
	Net Losses	0	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-MAR 06
GRAND TOTAL	Balance	50410171.95	66862012.30	116476438.66
	# of Accts	112	153	257
	% of Balance	100	100	100
CURRENT	Balance	49485381.08	66862012.30	116476438.66
	# of Accts	111	153	257
	% of Balance	98.17	100	100
30-59 DAYS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
60-89 DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
90+ DAYS	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	924790.87	0.00	0.00
	# of Accts	1	0	0
	% of Balance	1.83	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00	0.00
	# of Accts	0	0	0
	% of Balance	0.00	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00	0.00
	Loss Severity	0.00	0.00	0.00
	Net Losses	0	0	0
	Net Loss as % of OPB	0.00	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00	0.00	0.00
	Cumulative Loss Severity	0.00	0.00	0.00
	Cumulative Net Losses	0.00	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0	0
	Balance of Accts Paid in Full	0.00	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-FEB 06
GRAND TOTAL	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
CURRENT	Balance	50290162.08	66963035.22
	# of Accts	112	153
	% of Balance	100.00	100.00
30-59 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
60-89 DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
90+ DAYS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
TOTAL DELINQUENT LOANS	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN BANKRUPTCY	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN FORECLOSURE	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
ASSETS IN REO	Balance	0.00	0.00
	# of Accts	0	0
	% of Balance	0.00	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00	0.00
	Loss Severity	0	0
	Net Losses	0.00	0.00
	Net Loss as % of OPB	0.00	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0	0
	Cumulative Loss Severity	0.00	0.00
	Cumulative Net Losses	0.00	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0	0
	Balance of Accts Paid in Full	0.00	0.00
DELINQUENCY LOSS & PREPAYMENTS-JAN 06
GRAND TOTAL	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
CURRENT	Balance	50381951.81
	# of Accts	112
	% of Balance	100.00
30-59 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
60-89 DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
90+ DAYS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
TOTAL DELINQUENT LOANS	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN BANKRUPTCY	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN FORECLOSURE	Balance	0.00
	# of Accts	0
	% of Balance	0.00
ASSETS IN REO	Balance	0.00
	# of Accts	0
	% of Balance	0.00
CURRENT PERIOD LOSS DATA	Loss Frequency	0.00
	Loss Severity	0.00
	Net Losses	0
	Net Loss as % of OPB	0.00
CUMULATIVE LOSS DATA	Cumulative Loss Frequency	0.00
	Cumulative Loss Severity	0.00
	Cumulative Net Losses	0.00
PREPAYMENT INFORMATION	# of Accts Paid in Full	0
	Balance of Accts Paid in Full	0.00

ALLIANCE SECURITIES CORP.
DEPOSITOR

MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES

You should consider carefully the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Issuing Entity
Each series of securities will be secured by the Issuing Entity, a trust consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•
    mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool; and

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement maybe provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2007.

TABLE OF CONTENTS
Caption

INTRODUCTION
General
THE MORTGAGE POOLS
General
The Mortgage Loans
Underwriting Standards
FICO Scores
Qualifications of Originators and Sellers
Representations by Sellers
STATIC POOL INFORMATION
SERVICING OF MORTGAGE LOANS
General
The Master Servicer
Collection and Other Servicing Procedures; Mortgage Loan Modifications
Subservicers
Special Servicers
Realization Upon or Sale of Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses; Retained Interest
Evidence as to Compliance
DESCRIPTION OF THE SECURITIES
General
Form of Securities
Global Securities
Assignment of Issuing Entity Assets
Certificate Account
Distributions
Distributions of Interest and Principal on the Securities
Pre-Funding Account
Distributions on the Securities in Respect of Prepayment Premiums
Allocation of Losses and Shortfalls
Advances
Modifications
Reports to Securityholders
DESCRIPTION OF CREDIT ENHANCEMENT
General
Subordinate Securities
Cross-Collateralization
Overcollateralization
Financial Guaranty Insurance Policy
Mortgage Pool Insurance Policies
Letter of Credit
Special Hazard Insurance Policies
Reserve Funds
Cash Flow Agreements
Maintenance of Credit Enhancement
Reduction or Substitution of Credit Enhancement
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
Derivatives
Purchase Obligations
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
General
Primary Mortgage Insurance Policies
Hazard Insurance Policies
FHA Insurance
VA Mortgage Guaranty
THE DEPOSITOR
THE AGREEMENTS
General
Certain Matters Regarding the Master Servicer and the Depositor
Events of Default and Rights Upon Event Default
Amendment
Termination; Retirement of Securities
The Trustee
Duties of the Trustee
Some Matters Regarding the Trustee
Resignation and Removal of the Trustee
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
Mortgages
Cooperative Mortgage Loans
Tax Aspects of Cooperative Ownership
Leases and Rents
Contracts
Foreclosure on Mortgages and Some Contracts
Foreclosure on Shares of Cooperatives
Repossession with respect to Contracts
Rights of Redemption
Anti-Deficiency Legislation and Other Limitations on Lenders
Environmental Legislation
Consumer Protection Laws with Respect to Contracts
Enforceability of Some Provisions
Subordinate Financing
Installment Contracts
Applicability of Usury Laws
Alternative Mortgage Instruments
Formaldehyde Litigation with Respect to Contracts
Soldiers’ and Sailors’ Civil Relief Act of 1940
Forfeitures in Drug and RICO Proceedings
Junior Mortgages
Negative Amortization Loans
FEDERAL INCOME TAX CONSEQUENCES
General
REMICS
Notes
Grantor Trust Funds
Callable Classes
Penalty Avoidance
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
Class Exemptions
Underwriter Exemption
Other Exemptions
ERISA Considerations Relating to Notes
Callable Securities
Tax Exempt Investors
Consultation with Counsel
LEGAL INVESTMENT MATTERS
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, an issuing entity to be established by the depositor. Each issuing entity will consist primarily of a mortgage pool of mortgage loans or interests therein, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime mortgage loans. The issuing entity assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other issuing entity assets in the related issuing entity, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other issuing entity assets in the related issuing entity in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See “Description of the Securities.”

The issuing entity for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other issuing entity assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of certificates, one or more separate elections may be made to treat the related issuing entity or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

The single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, the mortgage loans may be insured by the FHA or the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the issuing entity pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

● Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 40 years;

● Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 40 years;

● Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 40 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. An ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

● Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

● Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

● Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan within its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

● Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term; or

● Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the issuing entity as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the issuing entity, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans. Upon any conversion, the depositor, the related master servicer, the applicable Seller or a third party may repurchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, the depositor or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to repurchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to repurchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

The mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

● funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

● if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds or

● additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Certificate Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

● the aggregate principal balance of the mortgage loans,

● the type of property securing the mortgage loans,

● the original or modified terms to maturity of the mortgage loans,

● the range of principal balances of the mortgage loans at origination or modification,

● the earliest origination or modification date and latest maturity date of the mortgage loans,

● the Loan-to-Value Ratios of the mortgage loans,

● the mortgage rate or range of mortgage rates borne by the mortgage loans,

● if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

● the geographical distribution of the mortgage loans,

● the percentage of buydown mortgage loans, if applicable, and

● the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans constituting each mortgage pool to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce the repurchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under “—Representations by Sellers” in this prospectus, “Servicing of Mortgage Loans—Subservicers,” and “Description of the Securities—Assignment of Issuing Entity Assets,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”).

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor from its parent, Alliance Bancorp, or may be purchased directly or indirectly from other Sellers. The mortgage loans will have been originated in accordance with underwriting standards acceptable to the depositor or its affiliates and generally described below. Any mortgage loan not directly underwritten by the depositor or its affiliates may be reunderwritten by the depositor or its affiliates. The reunderwriting standards of the depositor or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

The mortgage loans will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. The debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) are secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

The underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

● any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

● with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

● the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

● there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

● the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

● there are no delinquent tax or assessment liens against the related mortgaged property;

● the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

● if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

● to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the Seller by or on behalf of the depositor. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan relating to the period commencing on the date of sale of the mortgage loan by the Seller to or on behalf of the depositor will be the limited representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Issuing Entity Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to an issuing entity for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the issuing entity, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

● have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

● have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

● have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

● have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

● comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carryout their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Issuing Entity Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the issuing entity will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material, if available.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially enhances the description thereof contained in this prospectus.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related issuing entity, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related issuing entity. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer may be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related issuing entity, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Subservicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer’s fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See “—Servicing and Other Compensation and Payment of Expenses; Retained Interest” below and “Description of the Securities—The Certificate Account.”

Special Servicers

A special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related issuing entity. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

However, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

(1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related issuing entity if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the issuing entity prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the issuing entity, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the issuing entity until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the issuing entity.

If title to any mortgaged property is acquired by an issuing entity as to which a REMIC election has been made, the master servicer, on behalf of the issuing entity, will be required to sell the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the issuing entity for more than three years after its acquisition will not result in the imposition of a tax on the issuing entity or cause the issuing entity to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a issuing entity as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property”within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the issuing entity of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the issuing entity does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the issuing entity will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. The applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related issuing entity at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer’s compensation as its subservicing compensation.

In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer may be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related issuing entity. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

The master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The issuing entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the issuing entity’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate issuing entity created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate issuing entity created pursuant to the related owner trust agreement. An issuing entity will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

● the mortgage loans (and the related mortgage documents) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

● all payments and collections in respect of the mortgage loans due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

● any property acquired in respect of mortgage loans in the issuing entity, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

● hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the issuing entity and the proceeds of these policies;

● the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

● any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement.”

The original principal amount of a series of securities may exceed the principal balance of the mortgage loans initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans for the related issuing entity. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under “Description of Credit Enhancement,” by the subordination of one or more other classes of securities as described under “Subordination” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related issuing entity, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

Specified classes of a series of securities will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

No Beneficial Owner will be entitled to receive a Security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

● borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

● borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

● staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Assignment of Issuing Entity Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans being included in the related issuing entity, together with, all principal and interest received on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans in the related issuing entity. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related issuing entity as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

● the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

● the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

● an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

● any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

● if applicable, any riders or modifications to the mortgage note and mortgage, and

● any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a issuing entity may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

● the original Contract endorsed, without recourse, to the order of the trustee,

● copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

● a blanket assignment to the trustee of all Contracts in the related issuing entity and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan, then, the related Seller will be obligated to repurchase the mortgage loan from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

The Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so repurchased or substituted for shall remain in the related issuing entity.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Certificate Account

General. The master servicer and/or the trustee will, as to each issuing entity, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related issuing entity within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans in the issuing entity (other than payments due on or before the cut-off date):

● all payments on account of principal, including principal prepayments, on the mortgage loans;

● all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

● all Insurance Proceeds and Liquidation Proceeds;

● any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”;

● any advances made as described under “—Advances” below;

● any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

● any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”;

● to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

● any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

● any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus.

With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds)for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related issuing entity.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related issuing entity for any of the following purposes, described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)
to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the issuing entity as described under “—Advances” below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)
to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the issuing entity and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)
to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the issuing entity or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)
to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)
to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”;

(7)	to pay the fees of the trustee;

(8)
to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”;

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(10)
to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

(11)
if one or more elections have been made to treat the issuing entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the issuing entity or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”;

(12)
to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)
to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)
to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the issuing entity pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)
to pay for costs and expenses incurred by the issuing entity for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans”; and

(17)	to clear and terminate the Certificate Account upon the termination of the issuing entity.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and any other assets included in the related issuing entity that are available for distribution to the securityholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder’s Percentage Interest in a particular class.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans in the related issuing entity or (2) equal to the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. The amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including the master servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

Distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans in the related issuing entity, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or maybe made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans in the related issuing entity are received.

Pre-Funding Account

The pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, prepayment premiums received on or in connection with the mortgage loans in any issuing entity will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans in any issuing entity (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. These allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

The related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest and principal that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any issuing entity that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. The obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related issuing entity prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related issuing entity setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period; and

•
the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related issuing entity. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one loan group may cover the offered securities of one or more other loan groups.

The references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a issuing entity. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

One or more classes of securities of a series may be subordinate securities. The rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. The subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available. The offered securities of any series may include one or more classes of subordinate securities.

Cross-Collateralization

If the mortgage loans in any issuing entity are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans within the issuing entity. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

Interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. Overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

A financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for each issuing entity will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. The mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor. Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

● any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

● hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

● if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

● the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy (and most Primary Insurance Policies)will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications. Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under “The Mortgage Pools—Representations by Sellers.” However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or master servicer.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See “Description of the Securities—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See “Special Hazard Insurance Policies” below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

Letter of Credit

If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. The letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a issuing entity will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

The depositor will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related issuing entity. A reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

The issuing entity may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree today the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases tone qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduce to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be a qualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

In lieu of the master servicer’s obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under”Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restoration special hazard insurance policy, are to be deposited in the related certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. The amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any  will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure would provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events. The issuing entity will not issue any redeemable securities as defined under Section 2(a)(32) of the Investment Company Act of 1940.  A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The depositor will represent and warrant that, to the best of the depositor’s knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

● the insured percentage of the Primary Insurance Covered Loss;

● the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

● at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

● advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

● in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

● tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. In the event the depositor gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable certificate Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA Insurance

The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will beset forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE DEPOSITOR

The depositor will be Alliance Securities Corp. for each series of securities. The depositor was formed in the State of Delaware on April 25, 2002 as a wholly-owned subsidiary of Alliance Bancorp, a California corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 1000 Marina Boulevard, Suite 100, Brisbane, California 94005. Its telephone number is (650) 952-1000.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related issuing entity. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially enhances the description thereof set forth below. The depositor will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the issuing entity or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates will include:

•
any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•
any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

•
events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•
any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•
any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement.

So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the issuing entity and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights)in the related issuing entity requested the trustee in writing to institute the proceeding in its own name as trustee, (3) the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (4) the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

● any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

● any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

● events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

● any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or issuing entity, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

● a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

● failure to perform any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

● any representation or warranty made by the depositor or the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

● events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity, as specified in the indenture; or

● any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders 66 of 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the Note Balances of that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

● to cure any ambiguity,

● to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

● if a REMIC election has been made with respect to the related issuing entity, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the related issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

● to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

● to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related issuing entity, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related issuing entity or cause the issuing entity to fail to qualify as a REMIC.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)
reduce in any manner the amount of or delay the timing of, payments received on issuing entity assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)
adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the depositor, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property subject thereto and (2) the purchase by the master servicer or the depositor or (a) with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (b) with respect to each series of notes, by the holder of the Equity Certificates, from the issuing entity for the series of all remaining mortgage loans, REO properties. In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 10%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the assets of the issuing entity may be sold, thereby effecting a retirement of the securities and the termination of the issuing entity, or the securities so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created by the pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans in the issuing entity for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related issuing entity may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related issuing entity will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an event of default shall occur, then, and in each and every such case, so long as such event of default shall not have been remedied, the Trustee or the securityholders entitled to at least 51% of the voting rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer and in and to the issuing entity, other than its rights as a securityholder; provided, however, that the successor to the Master Servicer shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. On or after the delivery to the Master Servicer of such notice, all authority and power of the Master Servicer, whether with respect to the securities (other than as a Holder thereof) or the mortgage loans or otherwise, shall pass to and be vested in the Trustee, and, without limitation, the Trustee is authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise at the expense of the Master Servicer. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer’s responsibilities and right, including, without limitation, the transfer to the Trustee or another successor master servicer for administration by it of (i) the property and amounts which are then or should be part of the issuing entity or which thereafter become part of the issuing entity; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable a successor to assume the Master Servicer’s duties; (iii) the rights and obligations of the Master Servicer under the Subservicing Agreements with respect to the mortgage loans; and (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Distribution Account or thereafter be received with respect to the mortgage loans.

Within 90 days of the time the Master Servicer receives a notice of termination, the Trustee or another successor appointed as set forth herein shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under the related Agreement and the transactions set forth or provided for therein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made by the terms and provisions thereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by the related Agreement shall not be considered a default by the successor master servicer. As compensation therefor, the Trustee or another successor master servicer shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to charge to the Distribution Account if the Master Servicer had continued to act. If the Trustee has become the successor to the Master Servicer, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer. Each of the Company, the Trustee and such successor shall take such action, consistent with the related Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor master servicer be liable for the acts or omissions of the predecessor Master Servicer.

Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to securityholders and to the Rating Agencies. Within 60 days after the occurrence of any event of default, the Trustee shall transmit by mail to all securityholders notice of each such event of default hereunder known to the Trustee, unless such event of default shall have been cured or waived.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under this Agreement, the Trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the Trustee.

Some Matters Regarding the Trustee

The fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at anytime by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable)and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Issuing Entity Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. The master servicer may be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The issuing entity with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination(initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at anytime. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Some Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates)plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related issuing entity, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the issuing entity is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, teamster servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a issuing entity and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-credit or agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives”below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the issuing entity, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the depositor did not take steps tore-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for there possession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

● Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

● Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

● Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of an issuing entity and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the Secured Contracts. Neither the depositor nor any replacement Servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws with Respect to Contracts

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Some of the mortgage loans, known as High Cost Loans, may be subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract. Most of the Contracts in an issuing entity will be subject to the requirements of the FTC Rule. Accordingly, the issuing entity, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Some Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Gain-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Gain-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gain-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Gain-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases teamster servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The issuing entity assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action maybe necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Actor similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the issuing entity. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, inmost cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982,which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which This discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

● REMIC Certificates representing interests in a issuing entity, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

● notes representing indebtedness of a issuing entity as to which no REMIC election will be made, and

● Grantor Trust Certificates representing interests in a Grantor to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related issuing entity and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related issuing entity (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related issuing entity’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any issuing entity as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets”within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming with all provisions of the related pooling and servicing agreement, each of the REMICs in that issuing entity will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OIL Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions Tax and Other Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC RESIDUAL Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC RESIDUAL Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “non-economic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to REMIC Regulations that would add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding a residual interest reduced by the present value of the projected payments to be received on the residual interest. In Revenue Procedure 2001-12, pending finalization of the new regulations, the IRS has expanded the “safe harbor” for transfers of non-economic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the “safe harbor” provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC RESIDUAL Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related issuing entity resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

● the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

● any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

● any organization described in Section 1381(a)(2)(C) of the Code, or

● an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

New Withholding Regulations

The Treasury Department has issued new final regulations which provide in greater detail the procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under these regulations.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, Alliance Bancorp, or one of its qualified real estate investment trust, or REIT, subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments and (2) depending on the structure of the transaction, either (A) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool or (B) assuming compliance with the related agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries, 100% ownership interest in the Trust Certificates and any notes that the related prospectus supplement designates as required to also be 100% owned directl y or indirectly, through one or more wholly owned qualified REIT subsidiaries (together with the Trust Certificates, the “Equity Securities”). For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more entities disregarded as entities separate from such REIT or its qualified REIT subsidiaries (each, a “Disregarded Entity”), classification of the trust as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities (a “TMP Trigger Event”), the Trust would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, no transfer of the Equity Securities will be permitted, except that (i) 100% of such Equity Securities may be transferred in a single transaction to another entity that qualifies as a REIT or one or more qualified REIT subsidiaries of such REIT or one or more Disregarded Entities and (ii) if one or more classes of Equity Securities serve as collateral security for a financing transaction entered into by the REIT, qualified REIT subsidiary, or Disregarded Entity that owns such Equity Securities, in the event of default under the financing arrangement, the secured party would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Notwithstanding the foregoing, upon the occurrence of a TMP Trigger Event, subject to certain provisions, the assets of the Trust (exclusive of any assets which must be sold, as described below) will be transferred to a new trust (the “REMIC Trust”) and one or more REMIC elections will be made with respect to such REMIC Trust at that time. If a TMP Trigger Event occurs, the master servicer will be required to sell from the Trust any REO property at the fair market value, and either restrict foreclosure on (within the REMIC Trust) or sell from the Trust any loan that is delinquent for 60 days or more.

Following a TMP Trigger Event, on the effective date of the REMIC election, each beneficial owner of an offered note will exchange its interest in the offered note for two things: a REMIC regular interest, which may be in the form of a certificate or a note, and a separate contractual right to receive payments from a reserve fund. The economic attributes and entitlements of the REMIC regular interest coupled with the contractual rights to receive payments from a reserve fund would be identical to those of the non-REMIC offered note exchanged therefor. The exchange would, nevertheless, be considered to be one on which the beneficial owner recognizes gain or loss equal to the difference, if any, between such beneficial owner’s adjusted basis in the non-REMIC offered note and the aggregate fair market value of the REMIC regular interest coupled with the contractual right to receive payments from a reserve fund.

See “Material Income Tax Consequences-Taxation of the REMIC” herein for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Securities.

Status as Real Property Loans

(1) Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood llp, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related issuing entity will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related issuing entity, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the issuing entity in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction”within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the issuing entity’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.
ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having certain specified relationships to a Plan, called Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the issuing entity were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a issuing entity are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a issuing entity, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the issuing entity), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the issuing entity). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan.  Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Class Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.
•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.
•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.
•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.
•	PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The Issuing Entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the trust.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.
•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the issuing entity, together with all funds inuring to the depositor’s benefit for administering the issuing entity, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the issuing entity.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the issuing entity are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan Assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the issuing entity is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than the Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter or Underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related issuing entity must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Insurance company general accounts.

In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain permitted assets.

The Exemption permits an interest rate swap or yield supplement agreement to be held by the trust if it meets the conditions of the Exemption.

An interest-rate swap (a “swap” or “swap agreement”) is a permitted issuing entity asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Exemption Rating Agency.

A “qualified plan investor” is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Exemption Rating Agency below a level specified by the Exemption Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Exemption Rating Agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Exemption Rating Agency such that the then current rating by the Exemption Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

A yield supplement agreement is a permitted issuing entity asset if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the issuing entity, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Permitted issuing entities include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is:

(1)	A mortgagor with respect to 5% or less of the fair market value of the issuing entity assets or

(2)
An affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class; (c) after the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	The continued holding of securities acquired by a Plan or with Plan Assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the issuing entity, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by a issuing entity, to be transferred to the issuing entity within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related issuing entity after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the issuing entity during the Pre-Funding Period must not result in the securities to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related issuing entity on the Closing Date and all additional mortgage loans transferred to the related issuing entity after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

•	either:

(a)  the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(b)  an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related issuing entity after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

•
the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(a)  be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(b)  have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the issuing entity, must enforce all the rights created in favor of securityholders of the issuing entity, including employee benefit plans subject to ERISA.

Revolving pool features.

The Exemption only covers certificates backed by “fixed” pool of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is an ERISA plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Callable Securities

With respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the issuing entity. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, or an Investor-Based Exemption or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption, would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

● By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

● By placements by the depositor with institutional investors through dealers; and

● By direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series of certificates, a new issuing entity will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

With respect to each series of notes, where the issuer is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuer will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See See “Description of the Securities—Reports to Securityholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a issuing entity pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Alliance Securities Corp., 91 Westborough Boulevard, Suite 200, South San Francisco, CA 94080 or by telephone at (650) 952-1000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security— A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller— Alliance Bancorp, the parent of the depositor, and their respective affiliates.

Agreement— An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan— A mortgage loan with an adjustable interest rate.

Bankruptcy Code— Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss— A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner— A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors— Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan’s investment in the entity.

Buydown Account— With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds— With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class— A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class— A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the issuing entity for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA— The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

Certificate Account— One or more separate accounts for the collection of payments on the related mortgage loans constituting the related issuing entity.

Closing Date— With respect to any series of securities, the date on which the securities are issued.

Code— The Internal Revenue Code of 1986.

Commission— The Securities and Exchange Commission.

Committee Report— The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act— The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract— Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax— With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative— With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act— The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss— A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

Designated Seller Transaction— A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

DIDMC— The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL— The U.S. Department of Labor.

DOL Regulations— Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

DTC Registered Security— Any security initially issued through the book-entry facilities of the DTC.

Due Period — The period between distribution dates.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

ERISA— The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans— Employee pension and welfare benefit plans subject to Sections 404 and 406 of ERISA.

Exemption— An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Gain-St Germain Act— The Gain-St Germain Depository Institutions Act of 1982.

Ginnie Mae— The Government National Mortgage Association.

Global Securities — The globally offered securities of the classes specified in the related prospectus supplement.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate— A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — An issuing entity as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans— Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act—The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS— The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the issuing entity through foreclosure or otherwise and (2) all proceeds of any mortgage loan purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Issuing Entity Assets”above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS— The Office of Thrift Supervision.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets —“Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans— ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall— With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy— A primary mortgage guaranty insurance policy.

Primary Insurer— An issuer of a Primary Insurance Policy.

PTCE— Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan— A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act— The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended.

REMIC— A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator— The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates— Certificates evidencing interests in an issuing entity as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate— A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder— A holder of a REMIC Regular Certificate.

REMIC Residual Certificate— A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder— A holder of a REMIC Residual Certificate.

REMIC Regulations— The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan— A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO— The Racketeer Influenced and Corrupt Organizations statute.

Securities Act— The Securities Act of 1933, as amended.

Seller— The seller of the mortgage loans included in an issuing entity to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA— The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V— Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII— Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia(except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value— With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to ′ used Manufactured home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Alliance Securities Corp.
Depositor

$307,002,000
(Approximate)

Alliance Bancorp Trust 2007-OA1
Issuing Entity

Mortgage Backed Pass-Through Certificates
Series 2007-OA1

PROSPECTUS SUPPLEMENT

Barclays Capital Inc.

Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.